Exhibit 10.1
Execution Version
SSI INVESTMENTS III LIMITED
SKILLSOFT PLC
TRANSACTION AGREEMENT
William Fry
Solicitors
Fitzwilton House
Wilton Place
Dublin 2
www.williamfry.ie
© William Fry 2010
020533.0001.DMF/MAT

THIS AGREEMENT is made on 11 February 2010
BETWEEN:
SSI Investments III Limited
a company incorporated in Ireland
with registered number 480477
having its registered office
at Block 3, Harcourt Centre,
Harcourt Road, Dublin 2
(hereinafter called “SSI”)
-and-
SkillSoft plc
a company incorporated in Ireland
with registered number 148294
having its registered office
at Belfield Office Park,
Clonskeagh, Dublin 4
(hereinafter called “SkillSoft”)
BACKGROUND:
A.	SSI has agreed to make a proposal to acquire SkillSoft on the terms set out in the Rule 2.5 Announcement (as defined below).

B.	This Agreement sets out certain matters relating to the conduct of the Acquisition (as defined below) that have been agreed by the Parties.
THE PARTIES AGREE AS FOLLOWS:
SECTION 1.0 — INTERPRETATION
1.1	Interpretation

Capitalised terms used in this Agreement are defined in Section 11.
SECTION 2.0 — RULE 2.5 ANNOUNCEMENT, SCHEME AND OPTIONHOLDER
PROPOSAL
2.1	Rule 2.5 Announcement
2.1.1	SSI confirms that its board of directors (or a duly authorised committee thereof) has approved the contents and release of the Rule 2.5 Announcement.

2.1.2	SkillSoft confirms that the Board unanimously considers that the terms of the Scheme are fair and reasonable and that the Board has unanimously resolved to recommend to SkillSoft Shareholders that they vote in favour of the Resolutions. The unanimous recommendation of the Board that SkillSoft Shareholders vote in favour of the Resolutions, and the related opinion of the financial advisers to the Board, are set out in the Rule 2.5 Announcement and shall be incorporated in the Scheme Document and any other document sent to SkillSoft Shareholders in connection with the Acquisition to the extent required by the Takeover Rules. Nothing in this Clause 2.1.2 shall require SkillSoft or the Board to take, or procure the taking of, any action where the Board determines in good faith, after consultation with its outside legal counsel and its financial advisers, that their fiduciary duties require them not to take or procure the taking of such action.

2.1.3	Irrevocable undertakings in the Agreed Form, executed in favour of SSI by each of the members of the Board, in respect of inter alia their entire beneficial shareholding in SkillSoft, have been delivered to SSI at the date of this Agreement.

2.1.4	Concurrently with the execution of this Agreement, SkillSoft and SSI are executing and delivering the Expenses Reimbursement Agreement to the other Party.

2.1.5	Immediately following the release of the Rule 2.5 Announcement, SkillSoft shall use all reasonable efforts to assist SSI in obtaining irrevocable undertakings from certain of SkillSoft’s major institutional shareholders as agreed between the parties to vote in favour of the Acquisition at the Court Meeting and the EGM.

2.1.6	Forthwith upon the execution of this Agreement, SkillSoft shall, in accordance with, and for the purposes of, the Takeover Rules, procure the release of the Rule 2.5 Announcement to a RIS by no later than 9.30am United States Eastern Standard Time on 12 February 2010.
2.2	Scheme
2.2.1	SkillSoft and SSI agree to cooperate to put the Scheme to the SkillSoft Shareholders in the manner set out in Section 3.0 and, subject to the passing of the Resolutions, in each case by the requisite majorities, SkillSoft will, in the manner set out in Section 3.0, petition the High Court to sanction the Scheme so as to facilitate the implementation of the Acquisition. Each of the Parties shall use all of its reasonable efforts to adhere to the indicative timetable set forth in Schedule 1 hereto (the “Timetable”).

2.2.2	SSI agrees that it will participate in the Scheme, as proposed by SkillSoft to the SkillSoft Shareholders, and that it shall, subject to the requisite SkillSoft Shareholder and High Court approvals, effect the Acquisition through the Scheme on the terms set out in this Agreement and the Scheme.

2.2.3	Each of SSI and SkillSoft agree that it shall fully and promptly perform all of the obligations required of it in respect of the Acquisition on the terms set out in this Agreement and/or the Scheme and each will use all of its reasonable efforts to take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1 in connection with Completion.
2.3	SkillSoft Options

Subject to the posting of the Scheme Document in accordance with Clause 3.1, the Parties agree that the Optionholder Proposal will be made to SkillSoft Optionholders in respect of their SkillSoft Options and to the holders of purchase rights under the SkillSoft Employee Share Purchase Plan in accordance with Clause 4.2 and Rule 15 of the Takeover Rules.
SECTION 3.0 — IMPLEMENTATION OF THE SCHEME
3.1	Responsibilities of SkillSoft

SkillSoft shall:
3.1.1	be responsible for the preparation of (and, subject as hereinafter provided, entitled to determine the final form of) the Scheme Document and all other documentation necessary to effect the Scheme and to convene the EGM and Court Meeting;

3.1.2	instruct a barrister (of senior counsel standing) (the identity of whom will be agreed in advance with SSI) and provide SSI and its advisers with the opportunity to attend any meetings with such barrister to discuss substantive matters pertaining to the Scheme and any issues arising in connection with it;

3.1.3	as promptly as practicable after the date of this Agreement, and in any event no later than 19 February 2010, SkillSoft shall prepare and, save as otherwise agreed or as hereinafter provided, cause to be filed with the SEC and the Panel the Scheme Document provided that neither SkillSoft nor any of its Representatives shall have any responsibility or liability for any failure to meet this date where SkillSoft has used all reasonable efforts to achieve this date or where the failure to do so was caused or contributed to by persons or circumstances outside of its control;

3.1.4	as promptly as practicable, notify SSI upon the receipt of any comments from the SEC, its staff or the Panel or any request from the SEC, its staff or the Panel for amendments or supplements to the Scheme Document and the related forms of proxy, shall cause all filings required on the part of SkillSoft to be delivered, insofar as lies within its powers of procurement, promptly to the SEC and provide SSI with copies of all written correspondence with the SEC, its staff or the Panel, and shall keep SSI reasonably informed (but not requiring either Party to communicate with the other or its Representatives more than once in any day) of all discussions between SkillSoft and its Representatives, on the one hand, and the SEC, its staff, or the Panel, on the other hand to the extent such written correspondence and/or discussions relate to the Scheme, the Scheme Document, this Agreement, the Expenses Reimbursement Agreement or any issue, matter, consent or approval sought from the SEC and/or the Panel in connection with the Scheme (but not, for the avoidance of doubt, relating to any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto) provided always that any correspondence or other information required to be provided under this Clause 3.1.4 may be redacted:
(a)	to remove references concerning the valuation of the businesses of SkillSoft;

(b)	as necessary to comply with contractual obligations; and

(c)	as necessary to address reasonable privilege or confidentiality concerns;
3.1.5	prior to filing or despatch of the Scheme Document, or any amendment or supplement thereto (other than any of the foregoing relating to any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto), with the SEC or the Panel, or responding to any comments of the SEC, its staff or the Panel with respect thereto, SkillSoft shall:
(a)	promptly provide SSI with a reasonable opportunity to review and comment on such document or response; and

(b)	promptly discuss with SSI and include in such document or response all comments reasonably and promptly proposed by SSI to the extent that it, acting reasonably, considers these to be appropriate; and

(c)	not file such document with the Panel or the SEC prior to receiving the approval of SSI, which approval shall not be unreasonably withheld, conditioned or delayed.
3.1.6	afford SSI reasonable opportunities to review and make comments on all documents prepared by SkillSoft for filing with the High Court in connection with the Scheme and will accommodate such comments to the extent it, acting reasonably, considers these to be appropriate and shall not file any such document with the High Court prior to receiving the approval of SSI, which approval shall not be unreasonably withheld, conditioned or delayed;

3.1.7	promptly and using all reasonable efforts to make all necessary applications to the High Court in connection with the implementation of the Scheme (including issuing appropriate proceedings requesting the High Court to order that the Court Meeting be convened as soon as possible following the publication of the Rule 2.5 Announcement), and using all reasonable efforts so as to ensure (insofar as possible) that these are made in accordance with the Timetable and in any event so as to ensure that the hearing of such proceedings occurs as soon as practicable in order to facilitate the despatch of the Scheme Document and seek such directions of the High Court as it considers necessary or desirable in connection with such Court Meeting;

3.1.8	procure the publication of the requisite advertisements and despatch of the Scheme Document (in a form acceptable to the Panel) and the forms of proxy for the use at the Court Meeting and the EGM (the form of which shall be agreed between the Parties) to SkillSoft Shareholders on the register of members of SkillSoft on the record date agreed with the High Court, as soon as possible and in any event within three (3) Business Days after the approval of the High Court to despatch the documents being obtained, and to the SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan on such date, for information only, as soon as is reasonably practicable after the approval of the High Court to despatch the documents being obtained, and thereafter shall publish and/or post such other documents and information (the form of which shall be agreed between the Parties) as the High Court may approve or direct from time to time in connection with the implementation of the Scheme in accordance with applicable law as soon as possible and in any event within two (2) Business Days after the approval of the High Court to publish or post such documents being obtained provided that neither SkillSoft nor any of its Representatives shall have any responsibility or liability for any failure to meet any of the timelines provided for in this Clause 3.1.8 where SkillSoft has used all reasonable efforts to achieve this date or where the failure to do so was caused or contributed to by persons or circumstances outside of its control;

3.1.9	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require otherwise, will procure that the Scheme Document shall include the Scheme Recommendation;

3.1.10	include in the Scheme Document a notice convening the EGM to be held immediately following the Court Meeting to consider and, if thought fit, approve the EGM Resolutions;

3.1.11	prior to the Court Meeting, keep SSI informed on a daily basis in the two (2) weeks prior to the Court Meeting, of the number of proxy votes received in respect of resolutions to be proposed at the Court Meeting and/or the EGM and the identity of the SkillSoft Shareholders who have cast such votes;

3.1.12	subject to Clause 3.5, hold the Court Meeting and the EGM on the date set out in the Scheme Document or such later date as may be agreed in writing between the Parties, and in such a manner as shall be approved by the High Court and propose the Resolutions without any amendments, unless such amendments have been agreed in writing with SSI;

3.1.13	promptly following the Court Meeting and the EGM (assuming approval of the Resolutions by the requisite majorities), present the Petition to the High

Court and issue a notice of motion for directions and file any grounding affidavits required requesting the High Court to issue directions in relation to the hearing of the Petition;

3.1.14	promptly after the issue of directions by the High Court, take steps to comply with the same and proceed with the Petition to obtain the Court Order and take any other action reasonably necessary to make the Scheme effective including reconvening the Court Meeting and other necessary shareholder meetings if so required by the High Court;

3.1.15	subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the fiduciary duties of the Board require them to do otherwise, use all reasonable efforts to achieve satisfaction of all of the Conditions as soon as practicable before 16 July 2010;

3.1.16	following the Court Meeting and EGM, assuming the Resolutions are duly passed (including by the requisite majorities required under Section 201 of the Act in the case of the Court Meeting), shall take all necessary steps on the part of SkillSoft and prepare and issue, serve and lodge all such court documents and seek the sanction of the High Court to the Scheme as soon as possible thereafter;

3.1.17	save in respect of any SkillSoft Shares issued for the purpose of satisfying the exercise of a SkillSoft Option set out in the Options Schedule or purchase rights granted under the SkillSoft Employee Share Purchase Plan, not allot any SkillSoft Shares between the Court Meeting Record Time and the Effective Time; and

3.1.18	take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1 in connection with Completion.
3.2	Responsibilities of SSI

SSI shall:
3.2.1	if required, undertake to the High Court to be bound by the terms of the Scheme insofar as it relates to SSI;

3.2.2	use all reasonable endeavours to procure that any Relevant Entity, identified as having any interest in any SkillSoft Shares or ADSs shall exercise all rights in respect of its Shares and/or ADSs (as applicable) so as to implement the Scheme including to vote or, if required by law, the High Court, the Takeover Rules or other rules, to refrain from voting, at any Court Meeting and/or EGM as the case may be;

3.2.3	procure that the other members of its Group and, insofar as lies within its power or procurement, its Representatives, take all such steps as are necessary or desirable in order to implement the Scheme;

3.2.4	keep SkillSoft informed and consult with SkillSoft as to the performance of the obligations and responsibilities required of it and as to any developments relevant to the proper implementation of the Scheme;

3.2.5	afford all such co-operation and assistance as may reasonably be requested of it by SkillSoft in respect of the preparation and verification of any document or in connection with any application, Clearance, confirmation or consent required for the implementation of the Scheme including (without limitation) the provision to SkillSoft of such information and confirmation relating to it, its subsidiaries and any of its or their respective directors or employees as SkillSoft may reasonably request and to do so in a timely manner and assume responsibility for the information relating to it contained in the Scheme Document or any other document sent to the SkillSoft Shareholders or filed with the High Court or in any announcement;

3.2.6	review and provide comments (if any) in a timely manner on all documentation submitted to it;

3.2.7	use all reasonable efforts to achieve satisfaction of all of the Conditions as soon as practicable before 16 July 2010; and

3.2.8	take such other steps as are reasonably required of it for the proper implementation of the Scheme, including, without limitation, those required of it pursuant to Clause 8.1.3 in connection with Completion.
3.3	Mutual Responsibilities of the Parties
3.3.1	If SkillSoft or SSI becomes aware of any information that, pursuant to the Takeover Rules, the Act or the Exchange Act, should be disclosed in an amendment or supplement to the Scheme Document, then the Party becoming so aware shall promptly inform the other Party thereof and the Parties shall cooperate with each other in filing such amendment or supplement with the Panel, and, if required, the SEC and the High Court and, if appropriate, in mailing such amendment or supplement to the SkillSoft Shareholders and, for information only, to the SkillSoft Optionholders.

3.3.2	Each of SkillSoft and SSI shall use all of its reasonable efforts to:
(a)	take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other Party in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby (including, without limitation, the Acquisition) as promptly as practicable including, without limitation, those required of them respectively pursuant to Clause 8.1.3 in connection with Completion

(b)	as promptly as practicable, obtain from any Relevant Authority any Clearances required to be obtained or made by it or any of their respective Subsidiaries in connection with the authorisation, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the Acquisition) as soon as practicable before 16 July 2010;

(c)	as promptly as practicable, and in any event, with respect to those filings and submissions required under the HSR Act, within 10 Business Days after the date of the Rule 2.5 Announcement, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required of it, under the HSR Act and the equivalent laws in Brazil, Germany and Austria;

(d)	as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Acquisition required of them under (A) the Exchange Act and any other applicable federal or state securities laws, (B) the Takeover Rules and the Act, (C) the High Court, and (D) any applicable legal or regulatory requirement (including any legal or regulatory requirement of any Regulatory Authority); and

(e)	execute or deliver any additional instruments as are reasonably required of it and are necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement (including, without limitation, the Acquisition).
3.3.3	Each of SkillSoft and SSI shall promptly give (or shall cause their respective Subsidiaries to give) any notices to third parties and use, and cause each of their respective Subsidiaries to use, all reasonable efforts to obtain any third party Clearances required on behalf of such Party or any of its Subsidiaries in connection with the Acquisition that are necessary to consummate the transactions contemplated hereby, it being understood that neither SkillSoft nor SSI nor any of their respective Subsidiaries shall be required to make any material payments, other than filing or other fees payable to a Relevant Authority for seeking the relevant Clearance, in connection with the fulfilment of its obligations under this Clause 3.3.3.

3.3.4	Each of SSI and SkillSoft shall save where prohibited by applicable law:
(a)	promptly advise each other of any material written communication received by it, or by any Subsidiary of it, from any Relevant Authority or third party whose consent or approval is required for consummation of the transactions contemplated by this Agreement;

(b)	to the extent practicable, not participate in any substantive meeting or discussion with any Relevant Authority in respect of any filing, investigation, or inquiry concerning this Agreement or the transactions contemplated by this Agreement unless it consults with the other Party in advance, and, to the extent permitted by such Relevant Authority, gives the other Party the opportunity to attend; and

(c)	except in connection with any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto, promptly furnish the other Party with copies of all material correspondence, filings and written communications between them and their Subsidiaries and advisers, on the one hand, and any Relevant Authority or its respective staff, on the other hand, with respect to this Agreement, the Scheme and the Acquisition, except that materials may be redacted: (i) to remove references concerning the valuation of the businesses of SkillSoft or SSI; (ii) as necessary to comply with contractual obligations; and (iii) as necessary to address reasonable privilege or confidentiality concerns.
Neither SSI nor SkillSoft shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement at the behest of any Relevant Authority without the consent of the other Party, which consent shall not be unreasonably withheld or delayed.

3.3.5	Each Party shall promptly provide such information as may reasonably be requested by any competition or anti-trust regulatory body or authority under the HSR Act or the equivalent laws in Brazil, Germany and Austria or any other competition or anti-trust regulatory body or authority (“Anti-Trust Regulatory Body”) following any filing or notification with/to any such Anti-Trust Regulatory Body and shall negotiate with any such Anti-Trust Regulatory Body in relation to any undertakings, orders, agreements or commitments which any such Anti-Trust Regulatory Body requires to facilitate the Acquisition, and shall use all of its respective reasonable efforts to ensure that such negotiations shall be concluded at least five (5) Business Days prior to the date specified in Clause 9.1.1 or such other date as is agreed between the Parties and (if required) consented to by the High Court and (if required) the Panel.

3.3.6	Nothing in Clause 3.3 or in any other provision of this Agreement shall require SkillSoft or any Subsidiary of SkillSoft to enter into any agreement, undertaking or other obligation that would become effective or binding on them or any of them prior to the Effective Time.
3.4	Dealings with the Panel
3.4.1	Each of the Parties will promptly provide such assistance and information as may reasonably be required by the other Party for the purposes of, or in connection with, any correspondence or discussions with the Panel in connection with the Acquisition and/or the Scheme.

3.4.2	Each of the Parties will give the other prior notice of any proposed discussion, correspondence or other exchanges by it or its Representatives with the Panel (otherwise than, for the avoidance of doubt, in connection with any Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto), or proposed change in consideration to be offered under the Scheme or amendment to be proposed to the Scheme in connection therewith) and afford the other reasonable opportunities to review and make comments and suggestions with respect to the same and accommodate such comments and suggestions to the extent that such Party, acting reasonably, considers these to be appropriate and keep the other reasonably informed of all such discussions, correspondence or other exchanges that it or its Representative(s) have with the Panel and shall provide copies of all written submissions it makes to the Panel and copies (or, where verbal, details) of the Panel responses thereto provided always that any correspondence or other information required to be provided under this Clause 3.4.2 may be redacted:
(a)	to remove references concerning the valuation of the businesses of SkillSoft;

(b)	as necessary to comply with contractual obligations; and

(c)	as necessary to address reasonable privilege or confidentiality concerns;
3.4.3	SkillSoft undertakes, if so requested by SSI, to promptly issue its written consent to SSI and to the Panel in respect of any application made by SSI to the Panel:
(a)	to redact any commercially sensitive or confidential information specific to SSI’s financing arrangements for the Acquisition (“SSI Financing Information”) from any documents that SSI is required to display pursuant to Rule 26(b)(xi) of the Takeover Rules;

(b)	for a derogation from the requirement under the Takeover Rules to disclose SSI Financing Information in the Scheme Document, any supplemental document or other document sent to SkillSoft Shareholders or SkillSoft Optionholders pursuant to the Takeover Rules.
3.4.4	Nothing in this Agreement shall in any way limit the Parties’ obligations under the Takeover Rules.
3.5	No Scheme Amendment by Company; Cancellation Scheme

Save as required by law, the High Court, the Panel or the SEC and except in connection with a Third Party Transaction Proposal or proposed change in the Scheme Recommendation in relation thereto, SkillSoft shall not seek to:
3.5.1	amend the Scheme;

3.5.2	adjourn the Court Meeting or the EGM; or

3.5.3	amend the Resolutions (in each case, in the form set out in the Scheme Document);
after despatch of the Scheme Document without the consent of SSI (such consent not to be unreasonably withheld, conditioned or delayed).

SECTION 4.0 — SKILLSOFT OPTIONS AND SKILLSOFT EMPLOYEE SHARE PURCHASE PLAN
4.1	SkillSoft Options and SkillSoft Employee Share Purchase Plan
4.1.1	SkillSoft represents and warrants that all options over SkillSoft Shares outstanding at the date of this Agreement are listed in the Options Schedule, which Options Schedule sets out, with respect to each SkillSoft Option, the number of SkillSoft Shares subject to such SkillSoft Option, the date of grant, the expiration date and the exercise price per SkillSoft Share. SkillSoft shall notify SSI on Friday of each second week in the period from the date of this Agreement up to and including the Business Day preceding the Effective Date of any changes to the Options Schedule that occur for any reason after the date of this Agreement. Other than the SkillSoft Share Options set out in the Options Schedule and purchase rights under the SkillSoft Employee Share Purchase Plan, there are no options, awards, entitlements or other rights outstanding and no person has the right (whether actual or contingent) to call for the issue of any share or loan capital or other security of SkillSoft under any option or other agreement, arrangement or commitment (including without limitation conversion rights and rights on realisation of security) and no person has claimed to be entitled to any of the foregoing.

4.1.2	SkillSoft shall, prior to the Effective Time, take all actions necessary to terminate the SkillSoft Employee Share Purchase Plan, with such termination effective as of the Effective Time, and all outstanding rights thereunder, at or prior to the Effective Time, and ensure that no new offering periods thereunder commence during the period from the date of this Agreement through the Effective Time. The offering periods currently in effect as of the date of this Agreement shall end in accordance with the terms of the SkillSoft Employee Share Purchase Plan such that, on the last day of the current offering periods, each participant in the SkillSoft Employee Share Purchase Plan will be credited with the number of SkillSoft Shares purchased for his or her account under the SkillSoft Employee Share Purchase Plan in respect of the applicable offering period in accordance with the terms of the SkillSoft Employee Share Purchase Plan but provided that SkillSoft shall procure that the aggregate number of SkillSoft Shares purchased by participants under the SkillSoft Employee Share Purchase Plan after the date of this Agreement shall not exceed 210,000.
4.2	Optionholder Proposal

The Optionholder Proposal will provide that (i) all SkillSoft Share Options shall become fully vested and exercisable in accordance with the applicable provisions of the SkillSoft Share Option Plans immediately upon the Scheme being approved by the High Court and conditional upon it becoming effective, (ii) SkillSoft Optionholders may elect to exercise their SkillSoft Share Options using a cashless exercise facility under which they may direct that the exercise price of their SkillSoft Share Options be paid to SkillSoft out of the proceeds of the sale to SSI under the Scheme of the SkillSoft Shares issued to them upon exercise of their SkillSoft Share Options, (iii) all outstanding SkillSoft Share Options that remain unexercised on the

Effective Date that have an exercise price per SkillSoft Share that is less than the Scheme Consideration per SkillSoft Share, shall be cancelled with effect from the Effective Time in consideration for the payment to the SkillSoft Optionholder of a cash payment equal to the excess of the aggregate Scheme Consideration per SkillSoft Share subject to such SkillSoft Share Option over the exercise price applicable to such SkillSoft Share Option (subject to applicable withholdings), and (iv) all outstanding SkillSoft Share Options on the Effective Date having an exercise price per SkillSoft Share that is equal to or greater than the Scheme Consideration per SkillSoft Share shall terminate in accordance with the applicable provisions of the SkillSoft Share Option Plans without payment of consideration to the applicable SkillSoft Optionholder. The parties agree that none of the SkillSoft Share Options shall remain outstanding following the Effective Date or shall be assumed by or on behalf of SSI. SkillSoft shall use all reasonable efforts to inform SkillSoft Optionholders who are resident in the United States of the advantages, subject to their individual circumstances, of electing to avail themselves of the proposal described at (iii) above and in this regard the Optionholder Proposal will include an explanation to SkillSoft Optionholders that they will not be required to make a cash payment to SkillSoft in the amount of the exercise price applicable to their SkillSoft Options cancelled pursuant to such proposal and shall be entitled to receive their net cash proceeds following completion of the Acquisition, but provided (i) that SkillSoft shall be satisfied that all such efforts shall be consistent with any obligation or requirement to which SkillSoft is subject under applicable law or regulation and (ii) that nothing in this Clause 4.2 shall require SkillSoft or the Board to take, or procure the taking of, any action where the Board determines in good faith, after consultation with its outside legal counsel and its financial advisers, that their fiduciary duties require them not to take or procure the taking of such action. In addition, the Optionholder Proposal will notify the holders of outstanding purchase rights under the SkillSoft Employee Share Purchase Plan that upon the issuance to them of SkillSoft Shares upon the exercise of their purchase rights upon completion of the current offering periods under such plan, the SkillSoft Shares so issued shall be subject to the Scheme.

4.3	Amendment of Articles

SkillSoft shall procure that a special resolution be put before the SkillSoft Shareholders at the EGM proposing that the Articles of Association of SkillSoft be amended so that any SkillSoft Shares allotted following the EGM will either be subject to the terms of the Scheme or will be acquired by SSI for the same consideration per SkillSoft Share as shall be payable to SkillSoft Shareholders under the Scheme (depending upon the timing of the allotment of such SkillSoft Shares) provided however that nothing in such amendment to the Articles of Association shall prohibit the sale (whether on a stock exchange or otherwise) of any SkillSoft Shares as applicable issued on the exercise of SkillSoft Options following the EGM but prior to the sanction of the Scheme by the High Court, it being always acknowledged that each and every SkillSoft Share will be bound by the terms of the Scheme.

SECTION 5.0 — SKILLSOFT CONDUCT
5.1	Conduct of Business

At all times from the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 9, except as may be required by law, or as expressly required elsewhere in this Agreement, SkillSoft shall, and shall use all reasonable efforts to cause each member of the SkillSoft Group to (x) conduct its business in the ordinary course consistent with past practice in all material respects and in compliance in all material respects with all applicable laws and regulations and to use all reasonable efforts to preserve substantially intact its business and goodwill and keep available the services of its executive officers and key employees and preserve the relationships with those persons having business dealings with SkillSoft and (y) maintain the SkillSoft Group’s cash management policies in existence on the date of this Agreement and not engage in any intercompany transactions outside the Ordinary Course of Business, except to the extent SSI has given its prior written consent. Furthermore, SkillSoft agrees not to take any of the following actions (and to cause every member of the SkillSoft Group not to take such actions) except as required by law or regulation or by agreements in effect on the date of this Agreement, as expressly required by this Agreement or by the Scheme, or to the extent SSI has given its prior written consent, such consent not to be unreasonably withheld, conditioned or delayed in the cases of all the sub-clauses below except for sub-clauses 5.1.1, 5.1.2, 5.1.4, 5.1.8, 5.1.14 and 5.1.15:
5.1.1	amend the memorandum and articles of association or equivalent organisational documents of SkillSoft or any member of the SkillSoft Group;

5.1.2
(a)	except (x) pursuant to the exercise of SkillSoft Share Options granted prior to the date of this Agreement and listed in the Options Schedule and then only in accordance with the existing terms of the SkillSoft Share Option Plans and (y) pursuant to the purchase of up to 210,000 SkillSoft Shares by participants in the SkillSoft Employee Share Purchase Plan as part of the offering period ending on or around 31 March 2010, issue, or agree to issue, any shares, or any rights or securities convertible or exchangeable into, or grant the right to call for the issue of, any shares, effect any share split, share combination, reverse share split, share dividend, recapitalisation, alter the rights attaching to any shares, or effect any reduction, repayment or cancellation of share capital or share premium or capitalise any reserves or redeem or buy-back any shares or other similar transaction; and

(b)	grant, confer or award any option, right, warrant, deferred stock unit, conversion right or other right not existing on the date hereof to acquire any of its shares whether or not pursuant to the SkillSoft Share Option Plans or the SkillSoft Employee Share Purchase Plan;

5.1.3	Except as required to comply with written employment agreements, plans or other arrangements existing at the date of this Agreement:
(a)	increase any compensation or enter into or amend any employment or severance agreement, except for annual increases in salaries as permitted by Clause 5.1.3(d) or Clause 5.1.3(e) of this Agreement or severance agreements that do not exceed, individually, $50,000, it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) in the Ordinary Course of Business;

(b)	grant any bonus in excess of US$50,000 to any one individual, provided that this shall not in any way restrict the payment of bonuses to newly hired employees or to existing employees in the Ordinary Course of Business;

(c)	save pursuant to any annual review in the Ordinary Course of Business, adopt any new material employee benefit plan (including any stock option, stock benefit or stock purchase plan) or pension scheme or amend in any material respect any existing employee benefit plan or pension scheme (including, without prejudice to the generality of the foregoing, changing the entitlements to benefits under a pension scheme, or the benefits that accrue under a pension scheme, or the amounts payable thereunder, or the basis of calculation of such amounts, or the basis on which any pension scheme is funded), except for changes which are less favourable to participants in such plans or are required to implement the Scheme;

(d)	except for annual increases in salaries or pursuant to disciplinary action, in each case in the Ordinary Course of Business, commence, terminate or vary in any material respect, or agree to vary in any material respect the terms of employment, including, without limitation, compensation, of any employee or proposed employee whose annual remuneration exceeds US$300,000 (excluding members of SkillSoft’s sales force), it being understood (for the avoidance of doubt) that SkillSoft and its Subsidiaries may hire new employee(s) and promote employee(s) in the Ordinary Course of Business;

(e)	increase the base salary of any member of the SkillSoft senior management team or increase the base salary of any employee unless the aggregate of all such increases is equal to or less than 5% of the aggregate base salaries of all SkillSoft Group employees;

(f)	enter into any new agreement with persons that are Affiliates or amend or otherwise modify in any material respect any agreement or arrangement with persons that are Affiliates, provided that the foregoing will not apply to any new or existing agreements between members of the SkillSoft Group;

(g)	enter into any material new agreement with another member or members of the SkillSoft Group or amend or otherwise modify in any material respect any material agreement or arrangement between any members of the SkillSoft Group;

(h)	save for the entry into new executive compensation plans in substantially the form (as to terms and conditions) disclosed to SSI at any time up to the date of this Agreement, enter into or amend or otherwise modify any agreement or arrangement with officers or directors of SkillSoft.
5.1.4
(a)	recommend, announce, declare, set aside, pay or make or propose the recommendation, announcement, declaration, setting aside of any payment or making of any dividend, make any bonus issue or make any other distribution or payment (whether in cash, securities or other property) with respect to any SkillSoft shares or allow any member of the SkillSoft Group to pay or make any such dividend, distribution or payment (other than dividends from a wholly-owned subsidiary of SkillSoft to another wholly-owned subsidiary of SkillSoft or to SkillSoft); or

(b)	directly or indirectly redeem, purchase or otherwise acquire any of SkillSoft’s shares or any equity interest of any member of the SkillSoft Group, other than in connection with: (A) the acquisition of SkillSoft Ordinary Shares from holders of SkillSoft Share Options in full or partial payment of the exercise price payable by such holders upon exercise of SkillSoft Share Options outstanding as of the date of this Agreement: and (B) tax withholdings upon the exercise of SkillSoft Share Options;
5.1.5	except in connection with a Third Party Transaction Proposal after a change in Scheme Recommendation or any other transaction having an aggregate value of not more than US$5,000,000, merge with, enter into a consolidation with, enter into a scheme of arrangement with or acquire an interest in any person or acquire the whole or a substantial portion of the assets or business of any person or any division or line of business thereof, acquire any assets or enter into any agreement or arrangement for any of the above;

5.1.6	sell, lease, licence, pledge, transfer, or otherwise dispose of or encumber any properties or assets of SkillSoft or of any member of the SkillSoft Group (including any accounts, leases, contracts or intellectual property or any assets or the shares in any Subsidiary) for consideration in an aggregate amount of US$1,000,000 or more (or its equivalent in any currency);

5.1.7
(a)	enter into any joint venture or profit sharing agreement (which, for the avoidance of doubt, shall not include sales commission plans in the Ordinary Course of Business);

(b)	licence any intellectual property rights from any third party which obliges the SkillSoft Group to make payments in excess of US$1,000,000 during its fiscal year or that cannot be terminated at will by the SkillSoft Group within three years after the date of this Agreement without payment or penalty; or

(c)	enter into any agreement the effect of which would be to impose any material non-compete, exclusivity or similar restrictive covenants on SkillSoft or any material member of the SkillSoft Group or which would, following the Effective Date, bind any member of the Investor Group (other than SkillSoft and members of the SkillSoft Group);
5.1.8
(a)	create, incur or suffer to exist any indebtedness for borrowed money other than (i) such indebtedness which existed as of October 31, 2009 as reflected on the balance sheet included in SkillSoft’s interim results published in its Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2009 filed with the SEC, or (ii) any indebtedness owed to SkillSoft by any of its direct or indirect wholly owned Subsidiaries;

(b)	guarantee indebtedness of another person (other than another member of the SkillSoft Group);

(c)	issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of SkillSoft or any member of the SkillSoft Group, or guarantee any debt securities of another person (other than another member of the SkillSoft Group);

(d)	be a creditor in respect of any financial indebtedness; or

(e)	enter into, modify, amend or terminate any commodity hedging agreement, and any other agreement, involving credit exposure for SkillSoft or any member of the SkillSoft Group;
5.1.9	make any material change to its methods, principles or practices of accounting currently in effect, except:
(a)	as required by generally accepted accounting principles;

(b)	as required by a Relevant Authority or quasi-Relevant Authority (including the Financial Accounting Standards Board or any similar organisation); or

(c)	as required by a change in applicable law;
5.1.10	make or materially change any material tax election, settle or compromise any material tax claim or amend any tax return in excess of US$500,000;

5.1.11	open or expand any facility or office where the annual cost thereof is in excess of US$1,000,000 in the aggregate;

5.1.12	settle or compromise any litigation or other dispute (whether or not commenced prior to the date of this Agreement) for an amount of US$250,000 or more;

5.1.13	make any material changes to the insurance policies of the SkillSoft Group, or settle or compromise any claim under such policies (whether or not commenced prior to the date of this Agreement) for an amount of US$500,000 or more;

5.1.14	authorise, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of SkillSoft or any member of the SkillSoft Group provided that this does not apply to the liquidation or dissolution of Fidalco Limited, Stargazer Productions, SmartForce Business Skills Limited or Knowledge Well Group Limited that commenced prior to the date of this Agreement;

5.1.15	incur, or agree to incur, any capital expenditure in excess of US$1,000,000 individually or US$5,000,000 in the aggregate;

5.1.16	take any action after the date of this Agreement that would result in the early repayment, acceleration or otherwise amends the terms of any indebtedness outstanding between members of the SkillSoft Group otherwise than in the Ordinary Course of Business or cancel any facilities available to SkillSoft; or

5.1.17	authorise any of, or commit or agree to take any of, the foregoing actions.
This Clause 5.1 is in addition to, and shall not override the requirements of the provisions of, the Takeover Rules, in particular Rule 21 of the Takeover Rules.

For the purposes of this Clause 5.1, the term “Ordinary Course of Business” shall mean in the case of each of SkillSoft and any of its Subsidiaries, such reasonable actions taken in the ordinary course of its normal operations and consistent in all material respects with its past practices.

5.2	Access; Coordination of Financing
5.2.1	During the period from the release of Rule 2.5 Announcement to the Effective Date and subject to the provisions of the Confidentiality Agreement, SkillSoft will provide SSI, its advisers and its Representatives with reasonable access to SkillSoft’s Representatives and, upon reasonable request during normal business hours and in a manner so as not to interfere with the conduct of its business, to such documents, records and information with respect to the business of SkillSoft as is reasonably requested.

5.2.2	During the period from the date of the Rule 2.5 Announcement until the Effective Date, upon the request of SSI, SkillSoft shall, and shall instruct its Representatives to, cooperate reasonably with SSI in connection with syndication or preparation for consummation of SSI’s financing of the Acquisition, including by using all reasonable efforts to: (i) make senior management of SkillSoft available to participate in meetings, presentations (including management presentations), drafting sessions, due diligence sessions and road shows, if any, (ii) provide historical information reasonably requested by SSI relating to such financing; (iii) prepare historic financial statements and other pertinent historic financial data and information in respect of SkillSoft of the type required by Regulation S-X and Regulation S-K under the Securities Act of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents, all as may be reasonably requested by SSI; (iv) meet with representatives from Standard & Poor’s Rating Services and Moody’s Investor Services, Inc.; (v) obtain the consent of, and the customary comfort letters from, Ernst & Young LLP (including by providing customary management letters and requesting legal letters to obtain such consent) if necessary for SSI’s use of SkillSoft’s financial statements; (vii) take actions reasonably necessary to permit the prospective members of the financing syndicate for the Acquisition to evaluate the properties and assets of SkillSoft and its subsidiaries for the purpose of facilitating collateral arrangements; and (vii) provide such other documents as may be reasonably requested by SSI for such financing, including (x) customary confirmation of public or non-public nature of information provided, and (y) providing such documentation and other information to SSI’s lenders that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act; provided, however, to the extent that a third party (including the person brokering, arranging or providing the financing) is proposing to receive confidential information in connection with any of the foregoing activities, SkillSoft’s related obligations shall be subject to such party first entering into a confidentiality agreement in form and substance reasonably acceptable to SkillSoft. SkillSoft hereby consents to the use of its and its subsidiaries’ logos in connection with the financing for the Acquisition. During the period from the date of the Rule 2.5 Announcement until the Effective Date, SkillSoft shall timely file with the SEC all documents that SkillSoft is required to file with the SEC under the Exchange Act. Notwithstanding the foregoing (A) such requested cooperation shall not require SkillSoft to provide any non-public or forward looking (except for forward looking information required for the purposes of paragraph (iv) above in this Clause 5.2.2) information for inclusion in any investor presentations, marketing materials or other documents (it being understood that to the extent that non-public information is so required under applicable securities laws, SkillSoft will make such presentations, materials or other documents publicly available in a manner consistent with SkillSoft’s prior practice); (B) such requested cooperation shall not unreasonably interfere with the ongoing operations of SkillSoft and its subsidiaries; (C) SkillSoft and its subsidiaries shall not be required to guarantee or pledge any collateral relating to the financing of the

Acquisition in violation of any laws pertaining to financial assistance, including section 60 of the Act; and (D) neither SkillSoft nor any of its Subsidiaries nor any of their respective directors, officers or employees (the “Relevant Persons”) shall have any responsibility or liability for any act or omission under this Clause 5.2 including (without limitation) any information provided to SSI or its Representatives or finance providers or other investors prior to the Effective Time (it being understood that no Relevant Person shall be subject to any personal liability under this Section 5.2).
5.3	Exception

Nothing in Clauses 5.1 or 5.2 shall require SkillSoft and/or its Representatives to reveal any information to SSI and/or its Representatives or finance providers which the Board determines, in good faith, after consultation with its outside legal counsel and its financial advisors, would be inappropriate to disclose to a third party under Rule 20.2 of the Takeover Rules and any correspondence or other information required to be provided under Clauses 5.1 or 5.2 may be redacted:
5.3.1	to remove references concerning the valuation of the businesses of SkillSoft;

5.3.2	as necessary to comply with contractual obligations; and

5.3.3	as necessary to address reasonable privilege or confidentiality concerns;
provided that where any provision of this Clause 5.3 is availed of, SkillSoft shall (subject to SkillSoft being given a reasonable opportunity to review such offering memorandum and full access to all relevant source materials and full opportunity to discuss and engage with such of SSI’s Representatives as are actively involved in preparing such offering memorandum) assist SSI in working to ensure that this shall not result in its offering memorandum containing any untrue statement of a material fact or omitting to state any material fact necessary in order to make the statements and information contained therein not misleading.

5.4	Scheme Recommendation

Subject to the obligations of the Board under the Takeover Rules, and unless the Board determines in good faith after consultation with its outside legal counsel and its financial advisors that the Board’s fiduciary duties require them to do otherwise, the Scheme Recommendation will not be withdrawn, adversely modified or qualified.

5.5	Solicitation
5.5.1	Notwithstanding any other provision of this Agreement, during the period beginning on the date of this Agreement and continuing until 11.59 pm New York, New York time on 6 March 2010, SkillSoft and its Subsidiaries and their respective Representatives shall have the right to: (i) initiate, solicit and encourage, including by way of providing access to non-public information, any discussions with, or enquiries or proposals from, any person other than SSI in respect of or in connection with a Third Party

Transaction Proposal and (ii) enter into and maintain discussions or negotiations with respect to a Third Party Transaction Proposal or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations. Prior to the Non-Solicitation Period Start Date, SkillSoft shall give SSI not less than four days’ advance notice of any meeting of the Board or other forum or the occurring of any other means at which any withdrawal of the Scheme Recommendation is to be considered; provided that nothing in this Agreement shall require SkillSoft to disclose the identity of the person making or submitting such Third Party Transaction Proposal.

5.5.2	Subject to any actions which SkillSoft is required to take so as to comply with the requirements of the Takeover Rules, during the period commencing on the Non-Solicitation Period Start Date and ending on the earlier of (i) the date set forth in Section 9.1.1, (ii) the date on which this Agreement is terminated in accordance with its terms and (iii) the date on which the Scheme is withdrawn by SkillSoft in accordance with its terms or lapses or becomes effective (such period, the “Non-Solicitation Period”); SkillSoft agrees that neither it nor any of its Subsidiaries shall and SkillSoft shall not authorise or permit its Representatives to:
(a)	directly or indirectly, solicit or initiate any discussions with, or enquiries or proposals from, any person other than SSI, any Associate of SSI or any person Acting in Concert with SSI in respect of or in connection with a Third Party Transaction Proposal; or

(b)	make available any non-public information relating to SkillSoft and/or its assets and/or its business and/or any Subsidiary of SkillSoft in respect of or in connection with a Third Party Transaction Proposal other than to SSI, any Associate of SSI or any person Acting in Concert with SSI provided that nothing in this Agreement shall prevent SkillSoft from complying with its obligations under Rule 20.2 of the Takeover Rules; or

(c)	enter into any expenses reimbursement or similar agreement or any inducement fee agreement of any nature with any person other than SSI or an Excluded Party save on terms that, if SSI’s acquisition of the entire issued and to be issued share capital of SkillSoft proceeds to completion, either pursuant to the Acquisition in its original or any amended form or otherwise, SkillSoft shall not be obliged to discharge any costs or expenses of any party connected with any Third Party Transaction Proposal.
5.5.3	SkillSoft further agrees that, subject to any provision to the contrary in the Takeover Rules applicable to the Scheme, SkillSoft shall during the Non-Solicitation Period:
(a)	promptly advise SSI orally, with written confirmation to follow within one Business Day, of (i) receipt following the Non-Solicitation Period Start Date of any Third Party Transaction

Proposal or any request for non-public information in connection with any Third Party Transaction Proposal from any person other than a person that communicated a Third Party Transaction Proposal to SkillSoft in writing prior to the Non-Solicitation Period Start Date (an “Excluded Party”) and (ii) the material terms and conditions of any such Third Party Transaction Proposal (but not, for the avoidance of doubt, the identity of the person making any such Third Party Transaction Proposal);

(b)	keep SSI reasonably informed, on a reasonably current basis, of the status and material terms and conditions (including updating SSI of any material change to such terms within one Business Day of SkillSoft receiving or becoming aware of such change) of any such Third Party Transaction Proposal from any person other than an Excluded Party;

(c)	provide to SSI as soon as practicable after receipt or delivery thereof copies of any proposals received by SkillSoft with respect to such Third Party Transaction Proposal from any person other than an Excluded Party and any draft or final version of any acquisition agreement relating to such Third Party Transaction Proposal; and

(d)	SkillSoft shall give SSI not less than four days’ advance notice of any meeting of the Board, or other forum or the occurring of any other means by which any withdrawal of the Scheme Recommendation is to be considered; provided that nothing in this Agreement shall require SkillSoft to disclose the identity of the person making or submitting such Third Party Transaction Proposal.
5.5.4	For the avoidance of doubt and notwithstanding any other term of this Agreement, nothing in this Agreement shall preclude, restrict or hinder SkillSoft or any of its Subsidiaries or any of their respective Representatives from:
(a)	continuing discussions with respect to a Third Party Transaction Proposal communicated in writing by an Excluded Party to SkillSoft prior to the Non-Solicitation Period Start Date; or

(b)	considering and engaging with any unsolicited offers/proposals of a Third Party Transaction Proposal but only if and only to the extent that the Board has determined, in good faith after consultation with its outside legal counsel and its financial advisors, that it is required to do so to satisfy the fiduciary duties of the Board or to comply with the Takeover Rules.

SECTION 6.0 — REPRESENTATIONS AND WARRANTIES
6.1	SSI Representations and Warranties

SSI hereby represents and warrants to SkillSoft as follows:
6.1.1	As of the date of this Agreement, SSI has available lines of credit or other sources of funds sufficient to ensure that as at the Effective Time it will have the cash to enable it to pay the aggregate Scheme Consideration in full in accordance with the terms of the Scheme as well as to make all payments required under the Optionholder Proposal.

6.1.2	The information relating to SSI and its Subsidiaries and their respective directors, officers and employees provided by SSI to be contained in the Scheme Document (including any amendments or supplements thereto) and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in connection with this Acquisition, will not, on the date the Scheme Document is first posted to SkillSoft Shareholders or at the time of the Court Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The parts of the Scheme Document (including any amendments or supplements thereto) and any related filings for which the directors of SSI are responsible under the Takeover Rules and any related filings that SSI is required to make with the SEC will comply in all material respects as to form with the requirements of the Takeover Rules and the Act and the Exchange Act and the rules and regulations thereunder.

6.1.3	Except for the representations and warranties contained in this Clause 6.1, SkillSoft acknowledges that neither SSI nor any Representative of SSI makes any other express or implied representation or warranty with respect to SSI or with respect to any other information provided or made available to SkillSoft in connection with the transactions contemplated hereby. Neither SSI nor any Representative of SSI will be subject to any liability or indemnification obligation to SkillSoft or any other person resulting from the distribution to SkillSoft, or SkillSoft’s use of, any such information, including any information, documents, projections, forecasts or other material made available to SkillSoft and/or to SkillSoft’s Representatives in certain “data rooms” or management presentations in expectation of the transaction contemplated by this Agreement, unless any such information is expressly included in a representation or warranty contained in this Clause 6.1.
6.2	SkillSoft Representations and Warranties

SkillSoft hereby represents and warrants to SSI as follows:
6.2.1	The information relating to SkillSoft and its Subsidiaries and their respective directors, officers and employees provided by SkillSoft to be contained in the Scheme Document (including any amendments or supplements thereto) and any other documents filed or furnished with or to the High Court, the SEC or pursuant to the Act and the Takeover Rules in connection with the Acquisition, will not, on the date the Scheme Document is first posted to SkillSoft Shareholders or at the time of the Court Meeting, contain any untrue statement of any material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not false or misleading at the time and in light of the circumstances under which such statement is made. The parts of the Scheme Document (including any amendments or supplements thereto) and any related filings for which the directors of SkillSoft are responsible under the Takeover Rules and any related filings that SkillSoft is required to make with the SEC will comply in all material respects as to form with the requirements of the Takeover Rules and the Act and the Exchange Act and the rules and regulations thereunder. The Scheme Document shall also comply in all material respects as to form with the applicable requirements of the Exchange Act and the rules and regulations thereunder for a proxy statement.

6.2.2	Except for the representations and warranties contained in Clause 4.1.1 and this Clause 6.2, SSI acknowledges that neither SkillSoft nor any Representative of SkillSoft makes any other express or implied representation or warranty with respect to SkillSoft or any of its Subsidiaries or with respect to any other information provided or made available to SSI in connection with the transactions contemplated by this Agreement. Neither SkillSoft nor any Representative of SkillSoft will have or be subject to any liability or indemnification obligation to SSI or any other person resulting from the distribution to SSI and/or to SSI’s Representatives, or SSI’s use of, any such information, including any information, documents, projections, forecasts or other material made available to SSI and/or to SSI’s Representatives in certain “data rooms” or management presentations in expectation of the transactions contemplated by this Agreement, unless and then only to the extent that any such information is expressly included in a representation or warranty contained in Clause 4.1.1 and this Clause 6.2.

6.2.3	Except as disclosed (as defined in the Rule 2.5 Announcement), to the knowledge and belief of Chuck Moran or Tom McDonald, all representations that relate to SkillSoft and its Subsidiaries as are set out in Schedule 3 are, as of the date of this Agreement, true and correct.

6.2.4	The authorised share capital of SkillSoft consists of 250,000,000 SkillSoft Shares. At the close of business on 11 February 2010, (i) 94,656,179 SkillSoft Shares were issued and outstanding, (ii) 12,197,958 SkillSoft Shares were reserved and available for issuance pursuant to the SkillSoft Share Option Plans and the SkillSoft Employee Share Purchase Plan, of which (A) 11,987,958 SkillSoft Shares were subject to outstanding options (other than rights under the SkillSoft Employee Share Purchase Plan) to subscribe for SkillSoft Shares and (B) up to 210,000 SkillSoft Shares were available for issuance pursuant to outstanding purchase rights under the SkillSoft Employee Share Purchase Plan. Except as set forth above, at the close of business on 11 February 2010, no shares in the share capital of or other voting securities of SkillSoft were issued, reserved for issuance or outstanding.
6.3	Representations and Warranties of Both Parties

Each Party represents and warrants to the other on the date of this Agreement that:
6.3.1	it has the requisite power and authority to enter into this Agreement and to publish the Rule 2.5 Announcement;

6.3.2	this Agreement is binding on it in accordance with its terms;

6.3.3	the execution and delivery of, and performance of its obligations under, this Agreement will not result in:
(a)	a breach of any provision of its constitutional documents;

(b)	a breach of, or default under, any material instrument to which it is a party or by which it is bound; or

(c)	a breach of any order, judgment or decree of any court or Relevant Authority to whose jurisdiction it is subject.
6.4	Notification of Breach

Each Party shall notify the other Party promptly if such Party becomes aware of any fact or circumstance which constitutes a breach of this Clause 6.
SECTION 7.0 — DIRECTORS, OFFICERS AND EMPLOYEES
7.1	Directors’ and Officers’ Indemnification and Insurance
7.1.1	SSI agrees that, and agrees to use all reasonable efforts to ensure that, all rights to indemnification or exculpation now existing in favour of, and all limitations on the personal liability of each present and former director or officer of SkillSoft and/or its Subsidiaries provided for in their respective constitutional or organisational documents and in indemnification agreements to which SkillSoft and/or its Subsidiaries (or any one of them) is a party, in effect as of the date of this Agreement, shall continue in full force and effect for a period of 6 years after the Effective Time. During such period, SSI shall not amend, repeal or otherwise modify such provisions for indemnification in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time was a director or officer of SkillSoft and/or any of its Subsidiaries in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by law; PROVIDED HOWEVER that in the event any claim or claims are asserted or made either prior to the Effective Time or within such 6-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

7.1.2	Prior to the Effective Time, SkillSoft shall, to the fullest extent permitted under applicable law, indemnify and hold harmless, and, after the Effective Time, SSI shall cause SkillSoft, to the fullest extent permitted under applicable law, to indemnify and hold harmless, each present and former director or officer, of SkillSoft and/or its Subsidiaries and their respective heirs and representatives and each such person who served at the request of SkillSoft or any Subsidiary of SkillSoft as a director or officer of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (each an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all costs and expenses (including legal fees), judgments, fines, losses, claims, damages, liabilities and settlement amounts paid in connection with any claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), whether civil, administrative or investigative, arising out of or pertaining to any action or omission in their capacities as directors, officers, employees, fiduciaries or agents, in each case occurring at or before the Effective Time (including the transactions contemplated by this Agreement); PROVIDED HOWEVER, that if it is finally judicially determined that an Indemnified Party was not entitled to be indemnified under this Clause 7.1, then such Indemnified Party shall be responsible for and repay all losses, claims, damages, liabilities and settlement amounts (or expenses related thereto) previously paid or reimbursed by SkillSoft which are the subject of such determination. Without limiting the foregoing, in the event of any such claim, action, suit, proceeding or investigation, (i) SkillSoft or SSI, as the case may be, shall be entitled to control the defence of such claim, action, suit, proceeding or investigation, (ii) if SkillSoft or SSI (or counsel selected by the applicable insurer of SkillSoft) does not elect to control the defence of such claim, action, suit, proceeding or investigation, the Indemnified Party shall be entitled to select counsel for the Indemnified Party, which counsel shall be reasonably satisfactory to SkillSoft or to SSI, as the case may be, and SkillSoft shall pay the fees and expenses of such counsel promptly after statements therefor are received, and (iii) SkillSoft shall cooperate in the defence of any such matter, PROVIDED HOWEVER, that neither SkillSoft nor SSI shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.1.3	At or prior to the Effective Time, SkillSoft shall purchase a “tail” directors’ and officers’ liability insurance policy (which by its terms shall survive the Acquisition) for its directors and officers, which shall provide such directors and officers with coverage for 6 years following the Effective Time of not less than the existing coverage under, and have other terms not materially less favourable on the whole to, the insured persons than the directors’ and officers’ liability insurance coverage presently maintained by SkillSoft. SSI shall, and shall cause SkillSoft after the Effective Time to, maintain such policy in full force and effect, and continue to honour the obligations thereunder.

7.1.4	The obligations under this Clause 7.1 shall not be terminated or modified in such a manner as to adversely affect any indemnitee to whom this Clause 7.1 applies without the consent of such affected indemnitee (it being expressly agreed that the indemnitees to whom this Clause 7.1 applies and any such indemnitees’ heirs or representatives, shall be third party beneficiaries of this Clause 7.1 and shall be entitled to enforce the covenants contained herein).

7.1.5	In the event SkillSoft or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of SSI or SkillSoft, as the case may be, assume the obligations set out in this Clause 7.1.
7.2	Employment and Benefit Matters
7.2.1	For the 12 month period commencing on the Completion Date, SSI shall, and shall cause SkillSoft after the Effective Time to, maintain compensation levels, including cash-based incentives, retirement, health and welfare benefits (but not including equity compensation or defined benefit plans), for the employees of SkillSoft or of any Subsidiary of SkillSoft who remain employed after the Effective Time (collectively, the “SkillSoft Employees”) at levels that are, in the aggregate, comparable to those in effect for the SkillSoft Employees on the date hereof. SSI shall, and shall cause SkillSoft to, use all reasonable efforts to treat, and cause the applicable benefit plans to treat, the service of the SkillSoft Employees with SkillSoft or any Subsidiary of SkillSoft attributable to any period before the Effective Time as service rendered to SSI or SkillSoft for purposes of eligibility to participate, vesting and for other appropriate benefits including, but not limited to, applicability of minimum waiting periods for participation but excluding benefit accrual. Without limiting the foregoing, SSI shall use all reasonable efforts to cause any pre-existing conditions or limitations or eligibility waiting periods under any health or similar plan of SSI to be waived with respect to the SkillSoft Employees and their eligible dependents, to the extent the SkillSoft Employees have satisfied any similar limitations or requirements under the corresponding plan in which the SkillSoft Employees participated immediately prior to the Effective Time, and shall use all reasonable efforts to cause any deductibles paid by the SkillSoft Employees under any of SkillSoft’s or its Subsidiaries’ health plans in the plan year in which Completion occurs to be credited towards equivalent deductibles under the health plans of SSI or any Subsidiary of SSI. SSI shall, and shall cause SkillSoft to, use all reasonable efforts to make appropriate arrangements with its insurance carrier(s) to ensure such result. Except with respect to employees who have entered into employment agreements with SkillSoft or its Subsidiaries, the SkillSoft Employees who remain employed after the Effective Time shall be considered to be employed by SSI on the same terms and conditions as they are employed as at the date of this Agreement and nothing shall be construed to limit the ability of SSI or SkillSoft to terminate the employment of any such SkillSoft Employee at any time pursuant to the terms and conditions of their employment with SkillSoft. SSI will cooperate with SkillSoft, and assume all costs, in respect of consultation obligations and similar notice and bargaining obligations owed to any employees or consultants of SkillSoft or any Subsidiary of SkillSoft in accordance with all applicable laws and bargaining agreements, if any.

7.2.2	Subject to Clause 7.2.1, SSI shall have sole discretion with respect to the determination as to whether or when to terminate, merge or continue any employee benefit plans and programs of SkillSoft.

7.2.3	SSI shall honour, in accordance with their terms, all compensation, employment, severance, change-of-control and similar agreements to which SkillSoft is a party to the extent such agreements have been disclosed (as defined in the Rule 2.5 Announcement).

7.2.4	Notwithstanding anything in this Agreement to the contrary, no provision of this Agreement is intended to, or does, constitute the establishment or adoption of, or amendment to, any employee benefit plan (within the meaning of Section 3.3. of, or subject to, ERISA), and no person participating in any such employee benefit plan maintained by either SkillSoft or SSI shall have any claim or cause of action, under ERISA or otherwise, in respect of any provision of this Agreement as it relates to any such employee benefit plan or otherwise.
SECTION 8.0 — COMPLETION
8.1	Completion
8.1.1	Completion Date
(a)	Completion shall take place on such date, to be mutually determined by SkillSoft and SSI, being not more than 5 Business Days after the date of issue of the Court Order to SkillSoft (“Completion Date”). SkillSoft shall promptly after receipt of the Court Order notify SSI of this fact.

(b)	Completion shall take place at the offices of William Fry at 11.00 am (or at such other time as may be agreed between the parties in writing) on the Completion Date.
8.1.2	On or prior to Completion:
(a)	SkillSoft shall procure that a meeting of its board of directors is held at which resolutions are passed (conditional on registration of the Court Order with the Registrar of Companies occurring and effective as of the Effective Time) approving:
(i)	the allotment and issue to SSI (and/or its nominees) in accordance with the Scheme of the number of new shares in the capital of SkillSoft provided for in the Scheme;

(ii)	the resignation of all of the non-executive directors of SkillSoft; and

(iii)	the appointment of such persons as SSI may nominate as the directors of SkillSoft.
8.1.3	On Completion:
(a)	SSI shall pay the Scheme Consideration to the SkillSoft Shareholders pursuant to and in accordance with the terms and conditions of the Scheme;

(b)	SkillSoft shall deliver to SSI:
(i)	a certified copy of the resolutions referred to in Clause 8.1.2;

(ii)	share certificates in respect of the aggregate number of new shares in the capital of SkillSoft to be issued to SSI (and/or its nominees) in accordance with the Scheme; and

(iii)	letters of resignation from the non-executive directors of SkillSoft (each such letter containing an acknowledgement that such resignation is without any claim for loss of office or other claim arising from such resignation); and
(c)	SkillSoft shall cause an office copy of the Court Order and a copy of the minute required by Section 75 of the Act to be filed with the Companies Registration Office and obtain from the Registrar of Companies a Certificate of Registration in relation to the reduction of share capital involved in the Scheme;

(d)	Each of the Parties shall, on or prior to the Effective Date, deliver to the other Party such other deeds, documents, consents, waivers, resolutions, and/or other things and/or take such further action(s) as may reasonably be required of it and is necessary to implement the Scheme and/or the Acquisition.
SECTION 9.0 — TERMINATION
9.1	Termination
9.1.1	If (i) the Resolutions are not duly passed, or (ii) the Conditions are not satisfied or waived by 11.59 pm New York, New York time on 16 July 2010 or such later date as the Parties may agree to in writing subject to the consent of the Panel and/or the High Court (in each case, if required); or (iii) the High Court declines or refuses to sanction the Scheme, unless both Parties agree that the decision of the High Court shall be appealed; or (iv) any of the circumstances set out in Clause 2.2 of the Expenses Reimbursement Agreement occurs, either Party shall be entitled by notice in writing to the other Party to forthwith terminate this Agreement.

9.1.2	Termination of this Agreement in accordance with Clause 9.1.1 shall not, save as provided in the Expenses Reimbursement Agreement, give rise to any liability of the Parties; provided however, that neither such termination nor any of the provisions of this Section 9 shall relieve either Party of any liability to the other Party for any intentional breach of this Agreement prior to or giving rise to such termination. Section 10 of this Agreement shall survive, and continue in full force and effect, notwithstanding its termination.

9.1.3	For the avoidance of doubt, termination of this Agreement shall be without prejudice to the provisions of the Confidentiality Agreement or the Expenses Reimbursement Agreement.

9.1.4	If this Agreement is terminated pursuant to Clause 9.1.1(iv), each of the Parties shall, unless otherwise agreed in writing, apply to the Panel to lapse the Scheme.
SECTION 10.0 — GENERAL
10.1	Announcements

Subject to the requirements of applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel), the Parties shall consult together as to the terms of, the timing of and the manner of publication of any formal announcement, document or publication which either Party may make regarding the Acquisition, the Scheme or this Agreement. SSI and SkillSoft shall give each other the opportunity to review and comment upon any such announcement, document or publication and shall not issue any such announcement, document or publication prior to such consultation, except as may be required by applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel) which has jurisdiction over it. Any other communication which any Party may make regarding such matters shall, subject to the requirements of applicable law, the Takeover Rules, the Listing Rules, a court order, the Securities Act, the Exchange Act, the SEC or any Relevant Authority (including, without limitation, the Panel), be consistent with any such announcement, document or publication and the terms of the Rule 2.5 Announcement. The Parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form of the Rule 2.5 Announcement. For the avoidance of doubt, the provisions of this Clause do not apply to any announcement, document or publication in connection with a Third Party Transaction Proposal or a change in the Scheme Recommendation or any proposed amendment to the terms of the Scheme contemplated by SSI on account of an increase in consideration due in respect of the Acquisition whether before or after a withdrawal or adverse modification of the Scheme Recommendation.

10.2	Notices
10.2.1	Any notice or other document to be served under this Agreement may be delivered or sent by post, facsimile or e-mail process to the Party to be served as follows:
(a)	if to SSI, if by letter, to its address c/o Michael C. Ascione and Sharlyn Heslam, Berkshire Partners LLC, 200 Clarendon Street,

Boston, MA 02116 with a copy to David Chapin and Jane Goldstein, Ropes & Gray LLP, One International Place, Boston, MA 02110 and Paul Egan and Justin McKenna, Mason Hayes+Curran, South Bank House, Barrow Street, Dublin 4, Ireland, if by fax to fax number 617-227-6105 (for Berkshire Partners LLC) or 617-951-7050 (for Ropes & Gray LLP) or +353 1 614 5001 (for Mason Hayes+Curran) or, if by email, to the email address mascione@berkshirepartners.com and sheslam@berkshirepartners.com with a copy to; david.chapin@ropesgray.com, jane.goldstein@ropesgray.com, pegan@mhc.ie, and jmckenna@mhc.ie (which shall not constitute notice); and

(b)	if to SkillSoft, if by letter, to its address Mr. Charles E. Moran, SkillSoft PLC, 107 Northeastern Boulevard, Nashua, NH 03062 with a copy to Patrick J. Rondeau, Esq, WilmerHale, 60 State Street, Boston, MA 02109 and Myra Garrett, William Fry, Fitzwilton House, Wilton Place, Dublin 2, Ireland, if by fax to fax number 603-324-3210 (for SkillSoft) or 617-526-5000 (for WilmerHale) or 00 353 1 6395 333 (for William Fry), or if by email, to the email address Chuck_Moran@skillsoft.com with a copy to Patrick.Rondeau@wilmerhale.com and myra.garrett@williamfry.ie (which shall not constitute notice), or such other postal address, fax number or email address as it may have notified to the other Party in writing in accordance with the provisions hereof. Any notice or other documents sent by post shall have been sent by pre-paid recorded delivery post (if within Ireland) or by pre-paid airmail (if elsewhere).

10.2.2	Any notice or document shall be deemed to have been served:
(a)	if delivered by hand, at the time of delivery;

(b)	if sent by pre-paid post, 48 hours (7 Business Days if posted in a different postal jurisdiction to that of the addressee) after the date of posting;

(c)	if sent by fax, at the time of termination of the fax transmission;

(d)	if sent by email, at the time of the sending of the email.
10.2.3	In proving service of a notice or document it shall be sufficient to prove that delivery was made or that the envelope containing the notice or documents was properly addressed and posted (either by pre-paid recorded delivery post or by pre-paid airmail, as the case may be) or that the fax message or email was properly addressed and despatched, as the case may be.
10.3	Assignment

The rights and obligations of the Parties under this Agreement shall be deemed to be personal rights and shall not be capable of assignment, novation or sub-contraction to any other person without the prior written consent of the other party, provided that SSI may assign any or all of its rights and interests hereunder to one or more of its Affiliates, provided the prior consent in writing has been obtained from the Panel in respect of such assignment and it shall not result in a material departure from the Timetable.

10.4	Counterparts

This Agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and each Party may enter into this Agreement by executing a counterpart.

10.5	Amendment

No amendment of this Agreement shall be binding unless the same shall be evidenced in writing duly executed by each of the Parties.

10.6	Costs and Expenses

Save for:
10.6.1	the Panel’s document review fees; and

10.6.2	the costs of, and associated with, the printing, publication and posting of the Acquisition Documents;
which in the case of Clause 10.6.1 will be borne and discharged by SSI and which in the case of Clause 10.6.2 will be borne and discharged by SkillSoft, each Party shall pay its own costs and expenses of and incidental to this Agreement, the Acquisition and all other transactions contemplated hereby.

10.7	Governing Law and Jurisdiction
10.7.1	This Agreement shall be governed by, and construed in accordance with, the laws of Ireland.

10.7.2	Each of the Parties irrevocably agrees that the courts of Ireland are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement and, for such purposes, irrevocably submits to the exclusive jurisdiction of such courts. Any proceeding, suit or action arising out of or in connection with this Agreement (the “Proceedings”) shall therefore be brought in the courts of Ireland.
10.8	Rule 16b-3 Actions

SkillSoft and SSI agree that, in order to most effectively compensate and retain those officers and directors of SkillSoft who are subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Acquisition, both prior to and after the Effective Date, it is desirable that such persons not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the transactions contemplated by this Agreement, and for that compensatory and retentive purpose agree to the provisions of this

Clause 10.8. Promptly after the date hereof and prior to the Effective Date, SkillSoft shall adopt a resolution in advance of the Effective Date providing that any dispositions of SkillSoft Shares resulting from the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to SkillSoft to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable law.

10.9	No Third Party Beneficiaries

Except (a) as provided in Clause 7.1 (Directors’ and Officers’ Indemnification and Insurance) hereof, and (b) the provisions of Section 8.1.3(a) concerning payment of the Scheme Consideration pursuant to the Scheme, which shall inure to the SkillSoft Shareholders but, prior to the Effective Date, may only be enforced by SkillSoft acting on their behalf , and (c) the provisions of Section 4 concerning payments under the Optionholder Proposal, which shall inure to the SkillSoft Optionholders but, prior to the Effective Date, may only be enforced by SkillSoft acting on their behalf, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than SSI and SkillSoft any rights or remedies under or by reason of this Agreement.

10.10	No Amendment of Expenses Reimbursement Agreement

Notwithstanding any other provision of this Agreement, nothing in this Agreement shall supersede, amend or vary the terms of the Expenses Reimbursement Agreement.
SECTION 11.0 — INTERPRETATION
11.1	Definitions

In this Agreement the following words and expressions shall have the meanings set opposite them:

“Acquisition”, the proposed acquisition by SSI of SkillSoft by means of the Scheme, as described in the Rule 2.5 Announcement;

“Acquisition Documents”, (i) any documents to be filed with or submitted to the High Court in connection with the Scheme or the Acquisition, (ii) any filings with or notifications to Relevant Authorities as are necessary or expedient for the implementation of the Acquisition, (iii) the Scheme Document and any other documents sent to SkillSoft Shareholders in connection with the Acquisition or the Scheme, (iv) the Optionholder Proposal and (v) any other documents required to be sent or submitted to any third party in connection with the Acquisition or the Scheme;

“Act”, the Companies Act 1963, as amended;

“Acting in Concert”, shall have the meaning given to that term in the Takeover Panel Act 1997;

“ADS”, the American Depositary Shares representing SkillSoft Shares admitted to trading on NASDAQ;
“Affiliate” with respect to any person, any other person controlling, controlled by or under common control with such person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a person whether through the ownership of voting securities, by contract or otherwise;
“Agreed Form”, in relation to any document, the form of that document which has been initialled for the purpose of identification by or on behalf of each of the Parties;
“Associate”, the meaning given to that term in the Takeover Rules;
“Board”, the board of directors of SkillSoft (or a duly authorised committee thereof);
“Business Day”, any day, other than a Saturday, Sunday or public holiday in Ireland or in the State of New York;
“Clearances”, all consents, clearances, permissions and waivers that need to be obtained, all applications and filings that need to be made and all waiting periods that may need to have expired, from or under the laws, regulations or practices applied by any Relevant Authority in connection with the implementation of the Scheme and/or the Acquisition and, in each case, that constitute Conditions; and any reference to Conditions having been “satisfied” shall be construed as meaning that the foregoing have been obtained, or where appropriate, made or expired in accordance with the relevant Condition;
“Completion”, completion of the Acquisition pursuant to the Scheme;
“Completion Date”, the meaning given to such term in Clause 8.1.1;
“Conditions”, the conditions to the Scheme and the Acquisition set out in Appendix I to the Rule 2.5 Announcement, and “Condition” means any one of the Conditions;
“Confidentiality Agreement”, the confidentiality agreement dated 2 November 2009 between SkillSoft and Berkshire Partners LLC;
“Court Hearing”, the hearing by the High Court of the petition to sanction the Scheme under Section 201 of the Act;
“Court Meeting", the meeting or meetings of the SkillSoft Shareholders (and any adjournment thereof) convened by order of the High Court pursuant to Section 201 of the Act to consider and, if thought fit, approve the Scheme (with or without amendment);
“Court Meeting Record Time”, 5.00 pm (Dublin) on the date which falls two days before the date of the Court Meeting;

“Court Order”, the order or orders of the High Court sanctioning the Scheme under Section 201 of the Act and confirming the reduction of capital that forms part of it under Sections 72 and 74 of the Act;
“Credit Agreements”, (i) that certain Bridge Credit Agreement, dated as of the date hereof, by and among SSI Luxco II, S.à.r.l., the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent and (ii) that certain Credit Agreement dated as of the date hereof, by and among SSI Luxco II, S.à.r.l., SSI Investments II Limited, the Lenders (as defined therein) party thereto and Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent.
“Effective Date”, the date on which the Scheme becomes effective in accordance with its terms;
“Effective Time”, the time on the Effective Date at which the Court Order and a copy of the minute required by Section 75 of the Act are registered by the Registrar of Companies;
“EGM Resolutions”, the resolutions to be proposed at the EGM for the purposes of approving and implementing the Scheme, the reduction of capital and such other matters as SkillSoft determines to be necessary or desirable for the purposes of implementing the Acquisition and the Scheme;
“Exchange Act”, the United States Securities Exchange Act of 1934, as amended;
“Expenses Reimbursement Agreement”, the expenses reimbursement agreement dated as of the date of this Agreement between SSI and SkillSoft, the terms of which have been approved by the Panel;
“Extraordinary General Meeting” or “EGM”, the extraordinary general meeting of the SkillSoft Shareholders (and any adjournment thereof) to be convened in connection with the Scheme, expected to be held as soon as the preceding Court Meeting shall have been concluded or adjourned;
“Group”, in relation to any body corporate, means any bodies corporate which are holding companies or subsidiaries or subsidiary undertakings (as such terms are defined in the Act and the European Communities (Companies: Group Accounts) Regulations 1992, respectively) of it or of any such holding company;
“High Court”, the High Court of Ireland;
“Holding Company”, the meaning given to that term by Section 155, Companies Act 1963;
“HSR Act”, the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;
“Indemnified Parties”, the meaning given to that term in Clause 7.1.2;
“Investor Group”, the meaning given to that term in the Rule 2.5 Announcement;

“Ireland” or “Republic of Ireland”, Ireland excluding Northern Ireland and the word “Irish” shall be construed accordingly;
“Listing Rules”, the listing rules of NASDAQ as amended from time to time;
“NASDAQ”, the market known as the Nasdaq Global Market on which SkillSoft’s ADSs are quoted;
“Non-Solicitation Period Start Date”, 7 March 2010;
“Northern Ireland”, the counties of Antrim, Armagh, Derry, Down, Fermanagh and Tyrone on the island of Ireland;
“Optionholder Proposal”, the proposal of SSI to the SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan to be made pursuant to Rule 15 of the Takeover Rules;
“Options Schedule”, the list of SkillSoft Options as at the date of this Agreement as provided by SkillSoft and set out in Schedule 2 hereto;
“Panel”, the Irish Takeover Panel;
“Parties”, SkillSoft and SSI and “Party” shall mean either of them (as the context requires);
“Proceedings”, the meaning given to that term in Clause 10.7.2;
“Record Date”, the date which falls two days before the date of the Court Meeting;
“Registrar of Companies”, the Registrar of Companies in Dublin;
“Relevant Authority”, any Irish or United States federal commission, board, body, bureau, or other regulatory authority or agency, including courts and other judicial bodies, or any Irish or United States competition, anti-trust or supervisory body or other governmental, regulatory agency or body or securities exchange including and instrumentality or entity designed to act for or on behalf of any of the foregoing;
“Relevant Entity”, a body corporate in respect of which either (x) SSI or (y) any member of the Investor Group (a) has a majority of the shareholders’ or members’ voting rights; or (b) is a shareholder or member and at the same time has the right to appoint or remove a majority of the members of its board of directors; or (c) is a shareholder or member and alone controls a majority of the shareholders’ or members’ voting rights pursuant to an agreement entered into with other shareholders or members;
“Relevant Person”, the meaning given to that term in Clause 5.2.2;
“Representatives”, the directors, officers, employees, agents, investment bankers, financial advisors, legal advisors, accountants, brokers, finders, consultants or representatives of SkillSoft, SSI, or of any of their respective Subsidiaries, as the case may be;

“Resolutions”, the resolutions to be proposed at the EGM and Court Meeting to effect the Scheme, which will be set out in the Scheme Document, other than any adjournment resolution included in the Scheme Document;
“RIS”, a Regulatory Information Service as defined in the Takeover Rules;
“Rule 2.5 Announcement”, the announcement in the Agreed Form to be made by the Parties pursuant to Rule 2.5 of the Takeover Rules;
“Scheme” or “Scheme of Arrangement”, the proposed scheme of arrangement under Section 201 of the Act and the capital reduction under Sections 72 and 74 of the Act to effect the Acquisition, in such terms as SkillSoft may determine in accordance with the provisions of Clause 3.1, including any revision thereof;
“Scheme Consideration”, the consideration payable to SkillSoft Shareholders under the Scheme;
“Scheme Document”, a document to be distributed to SkillSoft Shareholders and, for information only, to SkillSoft Optionholders and the holders of purchase rights under the SkillSoft Employee Share Purchase Plan containing (i) the Scheme, (ii) the notice or notices of the Court Meeting and EGM, (iii) an explanatory statement as required by Section 202 of the Act with respect to the Scheme, (iv) such other information as may be required or necessary pursuant to the Act, the Takeover Rules, the Exchange Act or the Listing Rules, and (v) such other information as SkillSoft and SSI shall agree;
“Scheme Recommendation”, the unanimous recommendation of the Board that SkillSoft Shareholders vote in favour of the Resolutions;
“SEC”, the United States Securities and Exchange Commission;
“Securities Act”, the United States Securities Act of 1933, as amended;
“SkillSoft Employee Share Purchase Plan”, the 2004 SkillSoft Employee Share Purchase Plan;
“SkillSoft Employees”, the meaning given to that term in Clause 7.2.1;
“SkillSoft Group”, SkillSoft, any Subsidiary of SkillSoft, any Holding Company of SkillSoft and any Subsidiary of any such Holding Company;
“SkillSoft Optionholders”, the holders of SkillSoft Options;
“SkillSoft Options”, the outstanding options to subscribe for SkillSoft Shares pursuant to the SkillSoft Share Option Plans which, as at the date of this Agreement, are as set out in the Options Schedule;
“SkillSoft Shareholders”, the holders of SkillSoft Shares;
“SkillSoft Share Option Plans”, the Booksx24X7.com 1994 Stock Option Plan, the 1994 Share Option Plan, the 1996 Supplemental Stock Plan, the SkillSoft Corporation 1998 Stock Incentive Plan, the SkillSoft Corporation 2001 Stock

Incentive Plan, the SkillSoft plc 2002 Share Option Plan and the SkillSoft Public Limited Company 2001 Outside Director Plan;
“SkillSoft Shares”, the Ordinary Shares of €0.11 each in the capital of SkillSoft;
“Subsidiary”, the meaning given to that term by Section 155, Companies Act 1963;
“subsidiary undertaking”, the meaning given to that term in the European Communities (Companies: Group Accounts) Regulations 1992;
“Takeover Rules”, the Irish Takeover Panel Act 1997, Takeover Rules 2007, as amended;
“Third Party Transaction Proposal”, any proposal or offer for the acquisition of control (as defined in the Takeover Rules) of SkillSoft, or any other transaction that involves a change of control of SkillSoft through the acquisition of more than 50% of the voting and other equity securities of SkillSoft Shares (whether by acquiring any interest in SkillSoft Shares, SkillSoft ADRs or SkillSoft ADSs), or a disposal or acquisition of more than 50% of the assets of SkillSoft (taken as a whole) or a share exchange of SkillSoft Shares for shares in another company or body corporate;
“Timetable”, shall have the meaning given to that term in Clause 2.2.1;
“United States” or “US”, the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia and any other territory subject to its jurisdiction; and
“US$”, the lawful currency from time to time of the United States.
11.2	Construction
11.2.1	In this Agreement words such as “hereunder”, “hereto”, “hereof” and “herein” and other words commencing with “here” shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular section or clause thereof.

11.2.2	Save as otherwise provided herein, any reference herein to a section, clause, schedule or paragraph shall be a reference to a section, sub-section, clause, sub-clause, paragraph or sub-paragraph (as the case may be) of this Agreement.

11.2.3	Any reference to any provision of any legislation shall include any modification re-enactment or extension thereof (provided that, as between the parties, no such modification or extension made after the date of this Agreement shall apply for the purpose of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of any party) and shall also include any subordinate legislation made from time to time under such provision. Any reference to any provision of any legislation, unless the context clearly indicates to the contrary, shall be a reference to legislation of Ireland.

11.2.4	In this Agreement, the masculine gender shall include the feminine and neuter and the singular number shall include the plural and vice versa. References to persons shall include natural persons, firms, bodies corporate, unincorporated associations and partnerships, organisations, governments, states, foundations and trusts (in each case whether or not having separate legal personality).

11.2.5	In this Agreement reference to the word “person” is deemed to include references to natural persons, firms, partnerships, companies, corporations, associations, bodies corporate, trusts and investment funds (in each case whether or not having a separate legal personality).

11.2.6	Any reference to an Irish legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Ireland, be deemed to include a reference to what most nearly approximates in that jurisdiction to the Irish legal term.

11.2.7	Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

11.2.8	Any undertaking by any party not to do any act or thing shall be deemed to include an undertaking not to permit or suffer the doing of that act or thing.
11.3	Captions
The headings or captions to the clauses in this Agreement are inserted for convenience of reference only and shall not be considered a part of or affect the interpretation or construction thereof.
11.4	Time
References to times are to Irish times unless otherwise specified.
IN WITNESS whereof the parties have entered into this Agreement on the date specified above.

SCHEDULE 1
Indicative Timetable

Item	Date (all 2010)
Rule 2.5 Announcement issued	Friday 12 February
Go-Shop Period commences	Friday 12 February
William Fry circulates first draft of Scheme Document	Monday 15 February
WilmerHale files draft Scheme Document with SEC	Friday 19 February
William Fry file Scheme Document with the Irish Takeover Panel for review and approval	Friday 19 February
Submit HSR Filing	Friday 26 February
SEC Comment Period expires	Sunday 28 February
Latest date by which Panel approves the Scheme Document	Thursday 4 March
Company files 201(2) application to convene shareholders’ meeting with Panel-approved draft Scheme Document tendered in Court	Friday 5 March
Latest date for submission of anti-trust filings in Germany, Brazil and Austria	Friday 5 March
Go-Shop Period expires	Saturday 6 March
High Court hearing to convene shareholders’ meeting	Monday 8 March
Latest date by which Scheme Document mailed to SkillSoft shareholders, convening Court Meeting and Extraordinary General Meeting	Friday 12 March
Newspaper Advertisements published	Friday 12 March
Court Meeting and Extraordinary General Meeting held	Tuesday 6 April
Petition presented for s 201(4) application to approve scheme as approved by shareholders	Friday 9 April
Advertising Motions Hearing with the High Court (directions as to advertising petition hearing)	Monday 12 April
Newspaper Advertisements published	Friday 16 April

Item	Date (all 2010)
Petition Hearing with the High Court to sanction the Scheme	Tuesday 4 May
High Court order sanctioning the Scheme available	Tuesday 11 May
Order and Minute of Reduction of Share Capital filed	Tuesday 18 May
Payment	Tuesday 1 June

SCHEDULE 2
Options Schedule

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0008349	28-Nov-08	1-Apr-11	$0.14	15,000
0008364	28-Nov-08	1-Apr-11	$0.14	10,000
0008363	28-Nov-08	1-Apr-11	$0.14	10,000
0008370	28-Nov-08	1-Apr-11	$0.14	10,000
0008368	28-Nov-08	1-Apr-11	$0.14	10,000
0008360	28-Nov-08	1-Apr-11	$0.14	10,000
0008359	28-Nov-08	1-Apr-11	$0.14	10,000
0008369	28-Nov-08	1-Apr-11	$0.14	10,000
0008347	28-Nov-08	1-Apr-11	$0.14	15,000
0008350	28-Nov-08	1-Apr-11	$0.14	10,000
0008353	28-Nov-08	1-Apr-11	$0.14	10,000
0008352	28-Nov-08	1-Apr-11	$0.14	10,000
0008356	28-Nov-08	1-Apr-11	$0.14	10,000
0008355	28-Nov-08	1-Apr-11	$0.14	10,000
0008354	28-Nov-08	1-Apr-11	$0.14	10,000
0008371	28-Nov-08	1-Apr-11	$0.14	10,000
0008357	28-Nov-08	1-Apr-11	$0.14	10,000
0008365	28-Nov-08	1-Apr-11	$0.14	10,000
0008358	28-Nov-08	1-Apr-11	$0.14	10,000
0008367	28-Nov-08	1-Apr-11	$0.14	10,000
0008361	28-Nov-08	1-Apr-11	$0.14	10,000
0008348	28-Nov-08	1-Apr-11	$0.14	15,000
0008378	31-Mar-09	1-Apr-11	$0.15	10,000
SK000781	16-Jul-01	16-Jul-11	$0.25	475
SK000818	16-Jul-01	16-Jul-11	$0.25	1,473
SK000814	16-Jul-01	16-Jul-11	$0.25	890
SK000785	16-Jul-01	16-Jul-11	$0.25	2,852
SK000784	16-Jul-01	16-Jul-11	$0.25	1,200
SK000811	16-Jul-01	16-Jul-11	$0.25	119
SK000788	16-Jul-01	16-Jul-11	$0.25	231
SK000792	16-Jul-01	16-Jul-11	$0.25	22
SK000797	16-Jul-01	16-Jul-11	$0.25	539
SK000800	16-Jul-01	16-Jul-11	$0.25	12
SK000860	16-Jul-01	16-Jul-11	$0.25	1,401
SK000807	16-Jul-01	16-Jul-11	$0.25	41
SK000833	16-Jul-01	16-Jul-11	$0.25	18
SK000817	24-Oct-01	24-Oct-11	$1.27	1,604
SK000819	14-Nov-01	14-Nov-11	$2.55	471
0007675	4-Mar-03	4-Mar-13	$2.68	7,000
0007681	4-Mar-03	4-Mar-13	$2.68	4,000
0007658	4-Mar-03	4-Mar-13	$2.68	28,932
0007661	4-Mar-03	4-Mar-13	$2.68	5,000
0007660	4-Mar-03	4-Mar-13	$2.68	2,000
0007696	7-Mar-03	7-Mar-13	$2.80	3,750
0007692	7-Mar-03	7-Mar-13	$2.80	3,000
0007704	14-Apr-03	14-Apr-13	$2.84	10,000
0007638	12-Dec-02	12-Dec-12	$2.96	5,918

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0007640	12-Dec-02	12-Dec-12	$2.96	3,500
0007636	12-Dec-02	12-Dec-12	$2.96	452
0007626	12-Dec-02	12-Dec-12	$2.96	800
0007631	12-Dec-02	12-Dec-12	$2.96	4,142
0007633	12-Dec-02	12-Dec-12	$2.96	6,667
0008223	4-Apr-05	4-Apr-15	$3.04	1,000
0008208	4-Apr-05	4-Apr-15	$3.04	15,000
0008213	4-Apr-05	4-Apr-15	$3.04	1,000
0008215	4-Apr-05	4-Apr-15	$3.04	2,000
0008211	4-Apr-05	4-Apr-15	$3.04	3,000
0007532	12-Jul-02	10-Jul-12	$3.30	3,500
0007555	12-Jul-02	10-Jul-12	$3.30	3,500
0007529	12-Jul-02	10-Jul-12	$3.30	2,917
0007584	15-Aug-02	15-Aug-12	$3.37	52,500
0008250	2-Jun-05	2-Jun-15	$3.51	2,000
0008245	2-Jun-05	2-Jun-15	$3.51	1,500
SK001074	1-Aug-02	1-Aug-12	$3.63	2,700
0007796	27-May-03	27-May-13	$3.66	16,000
0007759	27-May-03	27-May-13	$3.66	72,635
0007760	27-May-03	27-May-13	$3.66	2,365
0007766	27-May-03	27-May-13	$3.66	20,000
0007794	27-May-03	27-May-13	$3.66	14,920
0008267	27-May-03	27-May-13	$3.66	2,802
0007795	27-May-03	27-May-13	$3.66	32,278
0007787	27-May-03	27-May-10	$3.66	10,000
0007773	27-May-03	27-May-13	$3.66	27,175
0007772	27-May-03	27-May-13	$3.66	14,825
0007785	27-May-03	27-May-10	$3.66	5,000
0007808	27-May-03	27-May-13	$3.66	40,000
0007809	27-May-03	27-May-13	$3.66	10,000
0007775	27-May-03	27-May-13	$3.66	3,683
0007813	27-May-03	27-May-13	$3.66	61,747
0007783	27-May-03	27-May-10	$3.66	35,000
0007799	27-May-03	27-May-13	$3.66	40,000
0007768	27-May-03	27-May-13	$3.66	279
0007767	27-May-03	27-May-13	$3.66	3,000
0007744	27-May-03	27-May-13	$3.66	2,500
0007788	27-May-03	27-May-10	$3.66	10,000
0007776	27-May-03	27-May-13	$3.66	10,000
0007729	1-May-03	1-May-13	$3.72	800
0007725	1-May-03	1-May-13	$3.72	1,500
0008228	11-May-05	11-May-15	$3.83	2,000
0008232	11-May-05	11-May-15	$3.83	3,500
SK000949	13-Jun-02	13-Jun-12	$3.92	5,326
0008203	3-Mar-05	3-Mar-15	$3.99	750
0008200	3-Mar-05	3-Mar-15	$3.99	3,500
SK000993	16-Aug-02	16-Aug-12	$4.06	7,151
SK001055	16-Aug-02	16-Aug-12	$4.06	27,161
SK000977	16-Aug-02	16-Aug-12	$4.06	98,640
SK000996	16-Aug-02	16-Aug-12	$4.06	5,721
SK000997	16-Aug-02	16-Aug-12	$4.06	2,367
SK000974	16-Aug-02	16-Aug-12	$4.06	14,303

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
SK000979	16-Aug-02	16-Aug-12	$4.06	5,918
SK000981	16-Aug-02	16-Aug-12	$4.06	11,837
SK000966	16-Aug-02	16-Aug-12	$4.06	631,959
SK001033	16-Aug-02	16-Aug-12	$4.06	12,536
SK000960	16-Aug-02	16-Aug-12	$4.06	244,438
SK001017	16-Aug-02	16-Aug-12	$4.06	8,416
SK001016	16-Aug-02	16-Aug-12	$4.06	3,522
SK001021	16-Aug-02	16-Aug-12	$4.06	3,243
SK001020	16-Aug-02	16-Aug-12	$4.06	8,828
SK001057	16-Aug-02	16-Aug-12	$4.06	3,551
SK001026	16-Aug-02	16-Aug-12	$4.06	4,734
SK000964	16-Aug-02	16-Aug-12	$4.06	571,377
SK000963	16-Aug-02	16-Aug-12	$4.06	24,609
SK000990	16-Aug-02	16-Aug-12	$4.06	11,837
SK001056	16-Aug-02	16-Aug-12	$4.06	32,023
SK000356	5-Jun-00	5-Jun-10	$4.07	5,445
SK000367	20-Jun-00	20-Jun-10	$4.12	740
SK000338	20-Jun-00	20-Jun-10	$4.12	7,102
0007521	8-Jul-02	8-Jul-12	$4.12	750
SK000329	20-Jun-00	20-Jun-10	$4.12	11,837
SK000343	20-Jun-00	20-Jun-10	$4.12	9,469
SK000335	20-Jun-00	20-Jun-10	$4.12	11,387
SK000339	20-Jun-00	20-Jun-10	$4.12	4,663
0007587	6-Sep-02	6-Sep-12	$4.25	25,000
0007590	5-Nov-02	5-Nov-12	$4.65	2,000
SK000303	17-Apr-00	17-Apr-10	$4.96	1,776
0008377	11-Mar-09	11-Mar-19	$4.97	50,000
0007740	6-Jun-03	6-Jun-13	$5.00	1,500
0007738	6-Jun-03	6-Jun-13	$5.00	1,000
0007731	6-Jun-03	6-Jun-13	$5.00	500
0007733	6-Jun-03	6-Jun-13	$5.00	25,000
0008185	4-Feb-05	4-Feb-15	$5.03	4,500
0008190	4-Feb-05	4-Feb-15	$5.03	2,000
0008184	4-Feb-05	4-Feb-15	$5.03	1,800
SK000354	26-Jun-00	26-Jun-10	$5.12	296
0008178	7-Jan-05	7-Jan-15	$5.32	1,250
0008171	7-Jan-05	7-Jan-15	$5.32	2,500
0008177	7-Jan-05	7-Jan-15	$5.32	2,000
0008127	9-Sep-04	9-Sep-14	$5.46	250
0008126	9-Sep-04	9-Sep-14	$5.46	2,000
0008265	1-Jan-06	1-Jan-16	$5.50	10,000
0008264	1-Jan-06	1-Jan-16	$5.50	10,000
0008263	1-Jan-06	1-Jan-16	$5.50	10,000
0006765	8-May-02	8-May-12	$5.55	750
0006790	8-May-02	8-May-12	$5.55	750
0006810	8-May-02	8-May-12	$5.55	1,500
0007001	8-May-02	8-May-12	$5.55	750
0007026	8-May-02	8-May-12	$5.55	500
0007034	8-May-02	8-May-12	$5.55	1,000
0006981	8-May-02	8-May-12	$5.55	750
0007483	8-May-02	8-May-12	$5.55	6,563
0006946	8-May-02	8-May-12	$5.55	1,500

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0006967	8-May-02	8-May-12	$5.55	400
0006961	8-May-02	8-May-12	$5.55	750
0007485	8-May-02	8-May-12	$5.55	17,000
0006925	8-May-02	8-May-12	$5.55	1,500
0006953	8-May-02	8-May-12	$5.55	1,500
0007487	8-May-02	8-May-12	$5.55	35,000
0007170	8-May-02	8-May-12	$5.55	2,000
0007168	8-May-02	8-May-12	$5.55	575
0007177	8-May-02	8-May-12	$5.55	505
0007146	8-May-02	8-May-12	$5.55	7,104
0007082	8-May-02	8-May-12	$5.55	7,500
0007097	8-May-02	8-May-12	$5.55	2,000
0007093	8-May-02	8-May-12	$5.55	500
0007120	8-May-02	8-May-12	$5.55	1,500
0007132	8-May-02	8-May-12	$5.55	750
0007052	8-May-02	8-May-12	$5.55	1,000
0007049	8-May-02	8-May-12	$5.55	4,000
0007064	8-May-02	8-May-12	$5.55	500
0007078	8-May-02	8-May-12	$5.55	1,250
0007007	8-May-02	8-May-12	$5.55	750
0007006	8-May-02	8-May-12	$5.55	600
0006958	8-May-02	8-May-12	$5.55	750
0006998	8-May-02	8-May-12	$5.55	500
0007231	8-May-02	8-May-12	$5.55	1,750
0007408	8-May-02	8-May-12	$5.55	1,000
0007281	8-May-02	8-May-12	$5.55	4,000
0007201	8-May-02	8-May-12	$5.55	1,500
0007219	8-May-02	8-May-12	$5.55	1,500
0007180	8-May-02	8-May-12	$5.55	2,166
0007411	8-May-02	8-May-12	$5.55	200
0007413	8-May-02	8-May-12	$5.55	2,000
0007153	8-May-02	8-May-12	$5.55	1,000
0007322	8-May-02	8-May-12	$5.55	2,155
0007312	8-May-02	8-May-12	$5.55	750
0007358	8-May-02	8-May-12	$5.55	1,000
0007372	8-May-02	8-May-12	$5.55	500
0007378	8-May-02	8-May-12	$5.55	219
0007376	8-May-02	8-May-12	$5.55	230
0007374	8-May-02	8-May-12	$5.55	2,000
0007232	8-May-02	8-May-12	$5.55	3,500
0007473	8-May-02	8-May-12	$5.55	18,000
0006840	8-May-02	8-May-12	$5.55	750
0006770	8-May-02	8-May-12	$5.55	2,000
0006783	8-May-02	8-May-12	$5.55	200
0006755	8-May-02	8-May-12	$5.55	1,250
0006740	8-May-02	8-May-12	$5.55	1,500
0006749	8-May-02	8-May-12	$5.55	300
0008196	1-Jan-05	1-Jan-15	$5.65	10,000
0008192	1-Jan-05	1-Jan-15	$5.65	10,000
0008195	1-Jan-05	1-Jan-15	$5.65	10,000
SK000368	3-Jul-00	3-Jul-10	$5.81	3,020
SK000317	8-May-00	8-May-10	$5.81	5,918

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
SK000347	3-Jul-00	3-Jul-10	$5.81	494
0008119	5-Aug-04	5-Aug-14	$5.90	1,500
0008116	5-Aug-04	5-Aug-14	$5.90	2,000
SK000472	19-Feb-01	19-Feb-11	$5.91	16,174
0008165	3-Dec-04	3-Dec-11	$5.98	10,000
0008169	3-Dec-04	3-Dec-11	$5.98	10,000
0008168	3-Dec-04	3-Dec-11	$5.98	10,000
0008158	3-Dec-04	3-Dec-14	$5.98	2,400
0008279	12-Jun-06	12-Jun-13	$5.99	20,000
0008273	12-Jun-06	12-Jun-13	$5.99	200,000
0008288	12-Jun-06	12-Jun-13	$5.99	45,000
0008275	12-Jun-06	12-Jun-13	$5.99	17,500
0008299	12-Jun-06	12-Jun-13	$5.99	1,875
0008286	12-Jun-06	12-Jun-13	$5.99	1,459
0008302	12-Jun-06	12-Jun-13	$5.99	20,000
0008280	12-Jun-06	12-Jun-13	$5.99	20,000
0008277	12-Jun-06	12-Jun-13	$5.99	17,200
0008297	12-Jun-06	12-Jun-13	$5.99	1,250
0008296	12-Jun-06	12-Jun-13	$5.99	1,042
0008300	12-Jun-06	12-Jun-13	$5.99	45,000
0008283	12-Jun-06	12-Jun-13	$5.99	20,000
0008271	12-Jun-06	12-Jun-13	$5.99	35,000
0008287	12-Jun-06	12-Jun-13	$5.99	45,000
0008274	12-Jun-06	12-Jun-13	$5.99	60,000
0008298	12-Jun-06	12-Jun-13	$5.99	1,250
0008284	12-Jun-06	12-Jun-13	$5.99	20,000
0008278	12-Jun-06	12-Jun-13	$5.99	30,000
0008290	12-Jun-06	12-Jun-13	$5.99	1,250
0008303	12-Jun-06	12-Jun-13	$5.99	15,000
0008301	12-Jun-06	12-Jun-13	$5.99	14,000
0008294	12-Jun-06	12-Jun-13	$5.99	1,250
0008285	12-Jun-06	12-Jun-13	$5.99	10,000
0008276	12-Jun-06	12-Jun-13	$5.99	9,375
0008281	12-Jun-06	12-Jun-13	$5.99	3,334
0008282	12-Jun-06	12-Jun-13	$5.99	3,334
0007828	5-Aug-03	5-Aug-13	$6.09	4,000
SK000269	14-Apr-00	14-Apr-10	$6.12	346
SK000274	14-Apr-00	14-Apr-10	$6.12	4,734
SK000271	14-Apr-00	14-Apr-10	$6.12	16,571
SK000260	14-Apr-00	14-Apr-10	$6.12	4,734
SK000282	14-Apr-00	14-Apr-10	$6.12	6,212
SK000281	14-Apr-00	14-Apr-10	$6.12	148
SK000259	14-Apr-00	14-Apr-10	$6.12	2,367
SK000283	14-Apr-00	14-Apr-10	$6.12	198
SK000284	14-Apr-00	14-Apr-10	$6.12	346
SK000286	14-Apr-00	14-Apr-10	$6.12	7,102
SK000406	18-Aug-00	18-Aug-10	$6.18	1,053
0008333	1-Jan-07	1-Jan-17	$6.21	10,000
0008331	1-Jan-07	1-Jan-17	$6.21	10,000
0008329	1-Jan-07	1-Jan-17	$6.21	10,000
0008332	1-Jan-07	1-Jan-17	$6.21	10,000
SK000682	27-Sep-01	27-Sep-11	$6.36	2,811

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
SK000689	27-Sep-01	27-Sep-11	$6.36	7,102
SK000688	27-Sep-01	27-Sep-11	$6.36	757
SK000664	27-Sep-01	27-Sep-11	$6.36	54,248
SK000663	27-Sep-01	27-Sep-11	$6.36	4,936
SK000670	27-Sep-01	27-Sep-11	$6.36	4,439
SK000700	27-Sep-01	27-Sep-11	$6.36	159,027
SK000699	27-Sep-01	27-Sep-11	$6.36	47,712
SK000674	27-Sep-01	27-Sep-11	$6.36	605
SK000673	27-Sep-01	27-Sep-11	$6.36	14,656
SK000698	27-Sep-01	27-Sep-11	$6.36	631,574
SK000697	27-Sep-01	27-Sep-11	$6.36	78,645
SK000702	27-Sep-01	27-Sep-11	$6.36	78,359
SK000691	27-Sep-01	27-Sep-11	$6.36	4,734
SK000676	27-Sep-01	27-Sep-11	$6.36	2,952
SK000675	27-Sep-01	27-Sep-11	$6.36	4,437
SK000668	27-Sep-01	27-Sep-11	$6.36	56,085
SK000703	27-Sep-01	27-Sep-11	$6.36	24,904
SK000692	27-Sep-01	27-Sep-11	$6.36	4,734
SK000686	27-Sep-01	27-Sep-11	$6.36	4,734
0008320	29-Sep-06	29-Sep-13	$6.38	1,875
0008327	5-Dec-06	5-Dec-13	$6.41	400,000
0008326	5-Dec-06	5-Dec-13	$6.41	800,000
0008324	5-Dec-06	5-Dec-13	$6.41	2,000,000
0008328	5-Dec-06	5-Dec-13	$6.41	247,556
0008325	5-Dec-06	5-Dec-13	$6.41	1,200,000
0008141	15-Oct-04	15-Oct-14	$6.62	3,000
0008139	15-Oct-04	15-Oct-14	$6.62	2,000
0008142	15-Oct-04	15-Oct-14	$6.62	2,000
SK000951	1-May-02	1-May-12	$7.10	2,367
SK000903	1-May-02	1-May-12	$7.10	7,102
0008376	1-Jan-09	1-Jan-19	$7.14	20,000
0008375	1-Jan-09	1-Jan-19	$7.14	20,000
0008372	1-Jan-09	1-Jan-19	$7.14	20,000
0008374	1-Jan-09	1-Jan-19	$7.14	20,000
0007847	6-Oct-03	6-Oct-13	$7.25	2,000
0007878	20-Nov-03	20-Nov-13	$7.32	2,500
SK000934	3-Jun-02	3-Jun-12	$7.44	2,367
SK000940	3-Jun-02	3-Jun-12	$7.44	5,326
SK000916	29-Apr-02	29-Apr-12	$7.50	3,551
0008099	7-Jun-04	7-Jun-14	$8.00	2,500
0008088	7-Jun-04	7-Jun-14	$8.00	2,500
0008087	7-Jun-04	7-Jun-14	$8.00	4,500
0007867	5-Nov-03	5-Nov-10	$8.08	2,500
0007869	5-Nov-03	5-Nov-13	$8.08	400
0007870	5-Nov-03	5-Nov-13	$8.08	1,500
0007861	5-Nov-03	5-Nov-10	$8.08	500
SK000930	28-May-02	28-May-12	$8.19	7,102
SK000484	26-Mar-01	26-Mar-11	$8.24	5,445
SK000652	17-Sep-01	17-Sep-11	$8.24	2,367
0007887	11-Dec-03	11-Dec-10	$8.38	1,500
0007896	11-Dec-03	11-Dec-13	$8.38	12,500
SK000909	8-Apr-02	8-Apr-12	$8.38	7,802

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0007891	11-Dec-03	11-Dec-13	$8.38	1,500
0007886	11-Dec-03	11-Dec-10	$8.38	1,500
SK000908	8-Apr-02	8-Apr-12	$8.38	39,545
0007885	11-Dec-03	11-Dec-10	$8.38	1,500
0007924	12-Jan-04	12-Jan-14	$8.42	1,800
0007930	12-Jan-04	12-Jan-14	$8.42	1,000
0007929	12-Jan-04	12-Jan-14	$8.42	400
0007927	12-Jan-04	12-Jan-14	$8.42	1,800
0007925	12-Jan-04	12-Jan-14	$8.42	1,800
0007928	12-Jan-04	12-Jan-14	$8.42	1,800
SK001079	22-Oct-01	22-Oct-11	$8.47	14,204
SK000429	13-Nov-00	13-Nov-10	$8.55	1,036
SK000430	13-Nov-00	13-Nov-10	$8.55	2,303
SK000438	6-Nov-00	6-Nov-10	$8.61	14,204
0007897	1-Jan-04	1-Jan-14	$8.65	10,000
0007899	1-Jan-04	1-Jan-14	$8.65	10,000
0007898	1-Jan-04	1-Jan-14	$8.65	10,000
0007976	20-Feb-04	20-Feb-14	$9.00	20,000
0007977	20-Feb-04	20-Feb-14	$9.00	4,000
SK000480	12-Mar-01	12-Mar-11	$9.19	6,311
0007978	17-Feb-04	17-Feb-14	$9.28	20,000
0008342	1-Jan-08	1-Jan-18	$9.56	20,000
0008338	1-Jan-08	1-Jan-18	$9.56	20,000
0008341	1-Jan-08	1-Jan-18	$9.56	20,000
0008340	1-Jan-08	1-Jan-18	$9.56	20,000
0008337	30-Nov-07	30-Nov-14	$9.69	75,000
SK000899	29-Mar-02	29-Mar-12	$9.74	4,734
SK000719	19-Nov-01	19-Nov-11	$9.87	14,204
SK000720	19-Nov-01	19-Nov-11	$9.87	2,367
SK000891	13-Mar-02	13-Mar-12	$10.18	7,102
SK000778	18-Dec-01	18-Dec-11	$10.26	2,367
0008346	1-Oct-08	1-Oct-15	$10.33	10,000
0008383	1-Jan-10	1-Jan-20	$10.48	20,000
0008379	1-Jan-10	1-Jan-20	$10.48	20,000
0008380	1-Jan-10	1-Jan-20	$10.48	20,000
0008381	1-Jan-10	1-Jan-20	$10.48	20,000
0008382	1-Jan-10	1-Jan-20	$10.48	20,000
SK000841	28-Jan-02	28-Jan-12	$10.50	9,469
0007969	8-Mar-04	8-Mar-14	$10.63	1,000
0007951	8-Mar-04	8-Mar-14	$10.63	2,000
0007974	8-Mar-04	8-Mar-14	$10.63	3,000
0007962	8-Mar-04	8-Mar-14	$10.63	1,800
SK000779	10-Dec-01	10-Dec-11	$10.67	3,432
0007947	4-Mar-04	4-Mar-14	$10.75	25,000
SK000230	6-Mar-00	6-Mar-10	$10.93	8,285
SK000247	6-Mar-00	6-Mar-10	$10.93	5,445
0008345	2-Sep-08	2-Sep-15	$10.95	10,000
SK000724	21-Jan-02	21-Jan-12	$10.96	1,775
SK000723	21-Jan-02	21-Jan-12	$10.96	2,218
SK000745	21-Jan-02	21-Jan-12	$10.96	2,367
SK000751	21-Jan-02	21-Jan-12	$10.96	4,734
SK000753	21-Jan-02	21-Jan-12	$10.96	1,775

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
SK000754	21-Jan-02	21-Jan-12	$10.96	1,775
SK000758	21-Jan-02	21-Jan-12	$10.96	7,102
SK000760	21-Jan-02	21-Jan-12	$10.96	3,551
SK000766	21-Jan-02	21-Jan-12	$10.96	1,775
SK000764	21-Jan-02	21-Jan-12	$10.96	9,469
SK000765	21-Jan-02	21-Jan-12	$10.96	7,338
SK000729	21-Jan-02	21-Jan-12	$10.96	11,837
SK000728	21-Jan-02	21-Jan-12	$10.96	7,338
SK000732	21-Jan-02	21-Jan-12	$10.96	7,338
SK000757	21-Jan-02	21-Jan-12	$10.96	1,775
SK000731	21-Jan-02	21-Jan-12	$10.96	1,183
SK000780	21-Jan-02	21-Jan-12	$10.96	473
SK000735	21-Jan-02	21-Jan-12	$10.96	1,775
SK000740	21-Jan-02	21-Jan-12	$10.96	1,775
SK000744	21-Jan-02	21-Jan-12	$10.96	1,775
SK000836	21-Jan-02	21-Jan-12	$10.96	7,102
SK000769	21-Jan-02	21-Jan-12	$10.96	1,775
SK000767	21-Jan-02	21-Jan-12	$10.96	814
SK000722	21-Jan-02	21-Jan-12	$10.96	21,455
SK000843	22-Jan-02	22-Jan-12	$11.01	9,469
SK000507	23-Apr-01	23-Apr-11	$11.32	8,285
SK000497	23-Apr-01	23-Apr-11	$11.32	9,469
SK000297	3-Apr-00	3-Apr-10	$11.41	9,469
SK000580	30-Apr-01	30-Apr-11	$11.60	8,285
SK000612	30-Apr-01	30-Apr-11	$11.60	47,348
SK000570	30-Apr-01	30-Apr-11	$11.60	35
SK000569	30-Apr-01	30-Apr-11	$11.60	14,168
SK000530	30-Apr-01	30-Apr-11	$11.60	8,285
SK000602	30-Apr-01	30-Apr-11	$11.60	4,734
SK000605	30-Apr-01	30-Apr-11	$11.60	7,102
SK000603	30-Apr-01	30-Apr-11	$11.60	11,837
SK000606	30-Apr-01	30-Apr-11	$11.60	3,551
SK000512	30-Apr-01	30-Apr-11	$11.60	53,316
SK000511	30-Apr-01	30-Apr-11	$11.60	17,705
SK000607	30-Apr-01	30-Apr-11	$11.60	5,918
SK000581	30-Apr-01	30-Apr-11	$11.60	5,918
SK000584	30-Apr-01	30-Apr-11	$11.60	2,367
SK000520	30-Apr-01	30-Apr-11	$11.60	532
SK000519	30-Apr-01	30-Apr-11	$11.60	22,241
SK000583	30-Apr-01	30-Apr-11	$11.60	2,367
SK000562	30-Apr-01	30-Apr-11	$11.60	1,183
SK000573	30-Apr-01	30-Apr-11	$11.60	1,183
SK000556	30-Apr-01	30-Apr-11	$11.60	3,551
SK000545	30-Apr-01	30-Apr-11	$11.60	3,551
SK000587	30-Apr-01	30-Apr-11	$11.60	2,367
SK000600	30-Apr-01	30-Apr-11	$11.60	9,469
SK000543	30-Apr-01	30-Apr-11	$11.60	3,551
SK000585	30-Apr-01	30-Apr-11	$11.60	3,551
SK000572	30-Apr-01	30-Apr-11	$11.60	7,102
SK000564	30-Apr-01	30-Apr-11	$11.60	7,102
SK000576	30-Apr-01	30-Apr-11	$11.60	2,367
SK000539	30-Apr-01	30-Apr-11	$11.60	3,551

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
SK000554	30-Apr-01	30-Apr-11	$11.60	4,734
SK000516	30-Apr-01	30-Apr-11	$11.60	39,888
SK000515	30-Apr-01	30-Apr-11	$11.60	31,133
SK000594	30-Apr-01	30-Apr-11	$11.60	4,734
SK000565	30-Apr-01	30-Apr-11	$11.60	7,102
SK000596	30-Apr-01	30-Apr-11	$11.60	2,367
SK000595	30-Apr-01	30-Apr-11	$11.60	4,734
SK000532	30-Apr-01	30-Apr-11	$11.60	5,918
SK000538	30-Apr-01	30-Apr-11	$11.60	962
SK000598	30-Apr-01	30-Apr-11	$11.60	809
SK000597	30-Apr-01	30-Apr-11	$11.60	11,027
SK000567	30-Apr-01	30-Apr-11	$11.60	2,367
SK000611	30-Apr-01	30-Apr-11	$11.60	4,734
SK000541	30-Apr-01	30-Apr-11	$11.60	3,551
SK000544	30-Apr-01	30-Apr-11	$11.60	3,551
SK000608	30-Apr-01	30-Apr-11	$11.60	8,285
SK000553	30-Apr-01	30-Apr-11	$11.60	9,469
SK000660	4-Sep-01	4-Sep-11	$12.10	3,551
0008012	21-Apr-04	21-Apr-14	$12.50	10,000
0008066	21-Apr-04	21-Apr-14	$12.50	10,000
0008047	21-Apr-04	21-Apr-14	$12.50	7,500
0008036	21-Apr-04	21-Apr-14	$12.50	10,000
0008037	21-Apr-04	21-Apr-11	$12.50	10,000
0008048	21-Apr-04	21-Apr-11	$12.50	7,500
0007993	21-Apr-04	21-Apr-14	$12.50	40,000
0008070	21-Apr-04	21-Apr-14	$12.50	10,000
0008050	21-Apr-04	21-Apr-14	$12.50	7,500
0008062	21-Apr-04	21-Apr-14	$12.50	5,000
0007992	21-Apr-04	21-Apr-14	$12.50	40,000
0008069	21-Apr-04	21-Apr-14	$12.50	10,000
0008071	21-Apr-04	21-Apr-11	$12.50	10,000
0007994	21-Apr-04	21-Apr-14	$12.50	40,000
0008040	21-Apr-04	21-Apr-14	$12.50	10,000
0008039	21-Apr-04	21-Apr-11	$12.50	10,000
0008063	21-Apr-04	21-Apr-14	$12.50	5,000
0008014	21-Apr-04	21-Apr-14	$12.50	10,000
0007998	21-Apr-04	21-Apr-14	$12.50	30,000
0008017	21-Apr-04	21-Apr-14	$12.50	10,000
0008023	21-Apr-04	21-Apr-14	$12.50	10,000
0008016	21-Apr-04	21-Apr-14	$12.50	10,000
0008021	21-Apr-04	21-Apr-14	$12.50	10,000
0008067	21-Apr-04	21-Apr-14	$12.50	10,000
0008057	21-Apr-04	21-Apr-14	$12.50	5,000
0008056	21-Apr-04	21-Apr-14	$12.50	5,000
0008029	21-Apr-04	21-Apr-14	$12.50	10,000
0008028	21-Apr-04	21-Apr-14	$12.50	10,000
0008060	21-Apr-04	21-Apr-14	$12.50	5,000
0008006	21-Apr-04	21-Apr-14	$12.50	15,000
0008054	21-Apr-04	21-Apr-11	$12.50	5,000
0008019	21-Apr-04	21-Apr-14	$12.50	10,000
0008059	21-Apr-04	21-Apr-14	$12.50	5,000
0008030	21-Apr-04	21-Apr-14	$12.50	10,000

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0008032	21-Apr-04	21-Apr-11	$12.50	10,000
0008072	21-Apr-04	21-Apr-14	$12.50	7,500
0008001	21-Apr-04	21-Apr-14	$12.50	25,000
0008034	21-Apr-04	21-Apr-14	$12.50	10,000
0008004	21-Apr-04	21-Apr-14	$12.50	20,000
0008042	21-Apr-04	21-Apr-11	$12.50	10,000
0008007	21-Apr-04	21-Apr-14	$12.50	15,000
0008026	21-Apr-04	21-Apr-14	$12.50	10,000
0008046	21-Apr-04	21-Apr-11	$12.50	7,500
0008025	21-Apr-04	21-Apr-14	$12.50	10,000
0008000	21-Apr-04	21-Apr-14	$12.50	25,000
0007997	21-Apr-04	21-Apr-14	$12.50	30,000
0007995	21-Apr-04	21-Apr-14	$12.50	40,000
0008064	21-Apr-04	21-Apr-11	$12.50	5,000
0008082	7-May-04	7-May-14	$12.85	4,000
0008073	7-May-04	7-May-14	$12.85	7,500
0007982	5-Apr-04	5-Apr-14	$12.99	3,000
0007984	5-Apr-04	5-Apr-14	$12.99	1,500
0007983	5-Apr-04	5-Apr-14	$12.99	1,000
0007980	5-Apr-04	5-Apr-14	$12.99	10,000
0006671	27-Sep-01	27-Sep-11	$13.40	1,000
0006710	4-Mar-02	4-Mar-12	$14.99	1,500
0005734	5-Apr-01	5-Apr-11	$19.06	1,000
0006146	5-Apr-01	5-Apr-11	$19.06	400
0006444	5-Apr-01	5-Apr-11	$19.06	2,500
0006145	5-Apr-01	5-Apr-11	$19.06	1,750
0006150	5-Apr-01	5-Apr-11	$19.06	4,000
0006469	5-Apr-01	5-Apr-11	$19.06	800
0006352	5-Apr-01	5-Apr-11	$19.06	2,400
0005944	5-Apr-01	5-Apr-11	$19.06	1,200
0005817	5-Apr-01	5-Apr-11	$19.06	750
0006370	5-Apr-01	5-Apr-11	$19.06	700
0006066	5-Apr-01	5-Apr-11	$19.06	7,500
0005788	5-Apr-01	5-Apr-11	$19.06	750
0005849	5-Apr-01	5-Apr-11	$19.06	800
0006099	5-Apr-01	5-Apr-11	$19.06	1,750
0006489	5-Apr-01	5-Apr-11	$19.06	700
0005792	5-Apr-01	5-Apr-11	$19.06	750
0005774	5-Apr-01	5-Apr-11	$19.06	600
0006074	5-Apr-01	5-Apr-11	$19.06	10,000
0005853	5-Apr-01	5-Apr-11	$19.06	800
0006114	5-Apr-01	5-Apr-11	$19.06	700
0006112	5-Apr-01	5-Apr-11	$19.06	1,000
0006296	5-Apr-01	5-Apr-11	$19.06	1,800
0006409	5-Apr-01	5-Apr-11	$19.06	4,000
0006123	5-Apr-01	5-Apr-11	$19.06	1,750
0005884	5-Apr-01	5-Apr-11	$19.06	1,000
0006030	5-Apr-01	5-Apr-11	$19.06	3,000
0006121	5-Apr-01	5-Apr-11	$19.06	4,000
0006247	5-Apr-01	5-Apr-11	$19.06	50,000
0006119	5-Apr-01	5-Apr-11	$19.06	4,000
0005881	5-Apr-01	5-Apr-11	$19.06	1,000

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0006019	5-Apr-01	5-Apr-11	$19.06	2,250
0006052	5-Apr-01	5-Apr-11	$19.06	5,000
0006011	5-Apr-01	5-Apr-11	$19.06	2,000
0006375	5-Apr-01	5-Apr-11	$19.06	2,150
0006303	5-Apr-01	5-Apr-11	$19.06	1,800
0005857	5-Apr-01	5-Apr-11	$19.06	800
0005893	5-Apr-01	5-Apr-11	$19.06	1,000
0005898	5-Apr-01	5-Apr-11	$19.06	1,000
0006324	5-Apr-01	5-Apr-11	$19.06	500
0006094	5-Apr-01	5-Apr-11	$19.06	30,000
0006254	5-Apr-01	5-Apr-11	$19.06	5,500
0005957	5-Apr-01	5-Apr-11	$19.06	1,250
0005748	5-Apr-01	5-Apr-11	$19.06	500
0006078	5-Apr-01	5-Apr-11	$19.06	10,000
0005976	5-Apr-01	5-Apr-11	$19.06	1,450
0006377	5-Apr-01	5-Apr-11	$19.06	3,000
0005746	5-Apr-01	5-Apr-11	$19.06	500
0005809	5-Apr-01	5-Apr-11	$19.06	750
0006602	5-Apr-01	5-Apr-11	$19.06	2,000
0006023	5-Apr-01	5-Apr-11	$19.06	3,000
0006053	5-Apr-01	5-Apr-11	$19.06	300
0006522	5-Apr-01	5-Apr-11	$19.06	700
0006170	5-Apr-01	5-Apr-11	$19.06	400
0005722	5-Apr-01	5-Apr-11	$19.06	400
0006079	5-Apr-01	5-Apr-11	$19.06	10,000
0006509	5-Apr-01	5-Apr-11	$19.06	10,000
0005912	5-Apr-01	5-Apr-11	$19.06	1,000
0006035	5-Apr-01	5-Apr-11	$19.06	3,000
0005931	5-Apr-01	5-Apr-11	$19.06	1,000
0005824	5-Apr-01	5-Apr-11	$19.06	750
0006379	5-Apr-01	5-Apr-11	$19.06	20,000
0006160	5-Apr-01	5-Apr-11	$19.06	1,000
0006357	5-Apr-01	5-Apr-11	$19.06	800
0006158	5-Apr-01	5-Apr-11	$19.06	500
0006376	5-Apr-01	5-Apr-11	$19.06	400
0006418	5-Apr-01	5-Apr-11	$19.06	14,000
0006407	5-Apr-01	5-Apr-11	$19.06	1,750
0006388	5-Apr-01	5-Apr-11	$19.06	1,200
0006442	5-Apr-01	5-Apr-11	$19.06	3,750
0006186	5-Apr-01	5-Apr-11	$19.06	2,000
0006184	5-Apr-01	5-Apr-11	$19.06	30,000
0005989	5-Apr-01	5-Apr-11	$19.06	1,500
0006307	5-Apr-01	5-Apr-11	$19.06	15,000
0005921	5-Apr-01	5-Apr-11	$19.06	1,000
0005917	5-Apr-01	5-Apr-11	$19.06	1,000
0005965	5-Apr-01	5-Apr-11	$19.06	1,250
0005992	5-Apr-01	5-Apr-11	$19.06	1,750
0005766	5-Apr-01	5-Apr-11	$19.06	500
0005996	5-Apr-01	5-Apr-11	$19.06	1,500
0006050	5-Apr-01	5-Apr-11	$19.06	4,000
0006502	5-Apr-01	5-Apr-11	$19.06	800
0006344	5-Apr-01	5-Apr-11	$19.06	1,750

	Grant	Expiration	Exercise	Shares
Number	Date	Date	Price	Outstanding
0005946	5-Apr-01	5-Apr-11	$19.06	1,200
0005728	5-Apr-01	5-Apr-11	$19.06	400
0006187	5-Apr-01	5-Apr-11	$19.06	10,000
0006084	5-Apr-01	5-Apr-11	$19.06	10,000
0006208	5-Apr-01	5-Apr-11	$19.06	1,000
0006473	5-Apr-01	5-Apr-11	$19.06	1,750
0005864	5-Apr-01	5-Apr-11	$19.06	800
0006505	5-Apr-01	5-Apr-11	$19.06	400
0006691	26-Nov-01	26-Nov-11	$20.68	25,000
0006701	1-Jan-02	1-Jan-12	$24.80	10,000
0006583	18-Apr-01	18-Apr-11	$26.85	1,000
0006564	18-Apr-01	18-Apr-11	$26.85	500
0006652	17-Apr-01	17-Apr-11	$27.81	25,000
0003623	17-Apr-00	13-Apr-10	$31.00	750
0003831	14-Mar-01	12-Mar-11	$31.50	7,500
0003745	18-Oct-00	18-Oct-10	$42.88	3,000
0003780	18-Oct-00	18-Oct-10	$42.88	1,000

				11,987,958

SCHEDULE 3
Representations and Warranties
Section 1.01 Organization; Powers
Target and each of its Subsidiaries (a) is duly organized or formed, validly existing and in good standing (to the extent applicable in such jurisdiction) under the laws of the jurisdiction of its organization or formation, (b) has all requisite power and authority, and the legal right, to own and operate its property and assets, to lease the property it operates as lessee and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing (to the extent applicable in such jurisdiction) in, every jurisdiction where such qualification is required, except where the failure to so qualify in a jurisdiction (other than its jurisdiction of incorporation) could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (d) has the power and authority, and the legal right, to execute, deliver and perform its obligations under the Scheme Documentation.
Section 1.02 Governmental Approvals
No action, consent or approval of, registration or filing with, Permit from, notice to, or any other action by, any Governmental Authority is or will be required by Target and its Subsidiaries in connection with the Acquisition and the Scheme Documentation, except for (a) such as have been made or obtained and are in full force and effect or which will be made or obtained by the time required by law and (b) those actions, consents, approvals, registrations, filings, Permits, notices or actions, the failure of which to obtain or make could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 1.03 Financial Statements
Target has heretofore furnished to the Buyer (i) the publicly available consolidated balance sheets and statements of income, stockholder’s equity and cash flows for the Target as of and for the fiscal years ended January 31, 2007, January 31, 2008 and January 31, 2009, and to the extent furnished to the Buyer, January 31, 2010, in each case audited by and accompanied by the opinion of Ernst & Young LLP, independent public accountants or an independent public accounting firm of recognized national standing, (ii) the publicly available unaudited consolidated balance sheets and related statements of income and cash flows of the Target for each fiscal quarter ended between January 31, 2009 and the date of the Scheme Documents and (iii) the publicly available unaudited consolidated balance sheets and related statements of income and cash flows of the Target for each fiscal quarter ended after January 31, 2010 to the extent furnished to the Buyer. Such balance sheets and the notes thereto disclose all material liabilities, direct or contingent, of the Target as of the dates thereof, all in accordance with GAAP. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, (A) except as otherwise expressly noted therein, and (B) subject, in the case of quarterly financial statements, to changes resulting from normal year end adjustments and the absence of footnotes.
Section 1.04 No Material Adverse Effect
Except as set forth in the Target’s publicly available filings made in compliance with the reporting requirements of Section 13 or 15(d) of the Exchange Act prior to the date of the

Scheme Documents, no event, change or condition has occurred since January 31, 2009 that has caused, or could reasonably be expected to cause, a Material Adverse Effect.
Section 1.05 Properties
(a)	Target and each of its Restricted Subsidiaries has, subject to Liens permitted under Section 6.02 of the Existing Credit Agreement, (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold or licensed interests in (in the case of leased or licensed interests in real or personal property) and (iii) good title to (in the case of all other personal property), all of their respective properties and assets except where the failure to have such title, leasehold interests or licensed rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except for Liens permitted under Section 6.02 of the Existing Credit Agreement, all such properties and assets are free and clear of Liens except for defects or irregularities in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes or materially impact the value of such assets, and except where the failure to have such title, leasehold interests or licensed rights could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(b)	Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Target and its Restricted Subsidiaries has complied with all obligations under all leases to which it is a party in all respects and all such leases are valid, binding and in full force and effect and are enforceable in all respects in accordance with their terms. None of the material owned Real Property is subject to any lease, sublease, license or other agreement granting to any Person (other than a Target Party and their Affiliates) any right to the use, occupancy, possession or enjoyment of such material owned Real Property or any portion thereof, except for any such lease, sublease, license or other agreement or similar rights which do not materially detract from the value of the property subject thereto.

(c)	None of Target Parties or any of the Restricted Subsidiaries is obligated under any right of first refusal, option or other contractual right or statutory or legal order to sell, assign or otherwise dispose of any owned Real Property or any interest therein that could, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 1.06 Restricted Subsidiaries
The shares of capital stock or other Equity Interests of the Restricted Subsidiaries of the Target Parties are fully paid and non-assessable and are owned by a Target Party, directly or indirectly, free and clear of all Liens (other than Liens permitted under Section 6.02 of the Existing Credit Agreement)).
Section 1.07 Litigation
Compliance with Laws
(a)	There are no actions, suits or proceedings at law or in equity or by or before any arbitrator or Governmental Authority now pending or, to the knowledge of Target or Target (USA), threatened against or affecting Target, Target (USA) or any Restricted Subsidiary or any business, property or rights of any such Person (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, other than any proceedings or actions which are frivolous and/or vexatious and where the relevant proceeding or action is dismissed or permanently stayed, set aside, revoked or terminated within one Business Day of the commencement of the relevant court hearing.
(b)	None of Target, Target (USA) or any of the Restricted Subsidiaries or any of their respective material properties or assets is in violation of, nor will the continued operation of their material properties and assets as currently conducted violate, any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting the Mortgaged Property, or is in default with respect to any judgment, writ, injunction, decree or order of any Governmental Authority, where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 1.8 Agreements
(a)	None of Target, Target (USA) or any of the Restricted Subsidiaries is a party to any agreement or instrument that, individually or in the aggregate, has resulted or could reasonably be expected to result in a Material Adverse Effect.

(b)	None of Target, Target (USA) or any of the Restricted Subsidiaries is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other material agreement or instrument to which it is a party or by which it or any of its properties or assets are or may be bound where such default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
Section 1.9 Federal Reserve Regulations
(a)	None of Target, Target (USA) or any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
Section 1.10 Investment Company Act
None of Target, Target (USA) or any of the Restricted Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 1.11 Tax Returns
Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) each of Target, Target (USA) and each of the Restricted Subsidiaries have filed or caused to be filed all Federal (and foreign national equivalent) and all state, provincial and local income and Revenue Commissioner (whichever applicable) tax and other tax returns or materials required to have been filed by it, and all such tax returns are correct and complete, (b) each of Target, Target (USA) and each of the Restricted Subsidiaries have paid or caused to be paid all Taxes due and payable by it and all assessments received by it, except Taxes that are being contested in good faith by appropriate proceedings and for which Target, Target (USA) or such Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves to the extent required by GAAP and (c) to the knowledge of Target, Target (USA) and each of the Restricted Subsidiaries, no claim is being asserted or audit being conducted, with respect to any Tax relating to the Target (USA) or any of the Restricted Subsidiaries.
Section 1.12 No Material Misstatements
No information, report, financial statement, exhibit or schedule furnished by or on behalf of Target and its Subsidiaries to the Sponsors, Initial Holdings and Bidco, for use in connection with the Acquisition or in connection with the negotiation of any Scheme Document, when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (taken as a whole), in the light of the circumstances under which they were delivered, not materially misleading; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes pro forma financial information, forecasts, projections, or information of a general economic or general industry nature, each of Target and its Subsidiaries represent only that it acted in good faith based upon assumptions believed by it to be reasonable at the time of preparation, it being understood that such projections may vary from actual results and that such variances may be material.
Section 1.13 Employee Benefit Plans
(a)	Each of Target (USA) and Target and each of its ERISA Affiliates is in compliance in all respects with the applicable provisions of ERISA and the Tax Code and the regulations and published interpretations thereunder, except such noncompliance as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No ERISA Event has occurred in the last five years or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in liability of Target (USA) or any of its ERISA Affiliates in an aggregate amount exceeding $10,000,000. The accumulated benefit obligation (as defined for purposes of Statement of Financial Accounting Standards No. 87) under each Benefit Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation date applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of such Benefit Plan, and the present value of all accumulated benefit obligations of all underfunded Benefit Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the last annual valuation dates applicable thereto, exceed by more than $2,000,000 the fair market value of the assets of all such underfunded Benefit Plans. For purposes of this Section, a Benefit Plan is underfunded if the accumulated benefit obligation of such Benefit Plan, as of the last annual valuation date applicable thereto (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87), is greater than the fair market value of the assets of such Benefit Plan.

(b)	There are no liabilities associated with or arising from the UK Guarantor or any other Non-US Subsidiary participating in, providing, or contributing to, either currently or in the past, or ceasing to provide or contribute to, or in respect of, any scheme or arrangement for the provision of any pension, superannuation, retirement (including on early retirement) or death benefits (including in the form of a lump sum) (the benefits together referred to as “Pension Benefits”) or providing, or being obligated to provide or failing to provide any Pension Benefits, which are neither fully funded, insured nor provided for on a generally accepted basis either through a separate trust, insurance policy or as an accrual or provision in the accounts of the relevant Non-US Subsidiary.
Section 1.14 Environmental Matters
(a)	Except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, none of Target, Target (USA) or any of the Restricted Subsidiaries:
(i)	has failed to comply with any Environmental Law or to take, in a timely manner, all actions reasonably necessary to obtain, maintain, renew and comply with any Environmental Permit, and all such Environmental Permits are in full force and effect and not subject to any administrative or judicial appeal;

(ii)	has become a party to any governmental, administrative or judicial proceeding under Environmental Law or possesses knowledge of any such proceeding that has been threatened under Environmental Law;

(iii)	has received notice of, become subject to, or is aware of any facts or circumstances that could reasonably be expected to form the basis for, any Environmental Liability other than those which have been fully and finally resolved and for which no obligations remain outstanding;

(iv)	possesses knowledge that any Mortgaged Property contains or previously contained Hazardous Materials of a form or type or in a quantity or location that could reasonably be expected to result in any Environmental Liability for Target, Target (USA) or any of the Restricted Subsidiaries;

(v)	possesses knowledge that there has been a Release or threat of Release of Hazardous Materials at or from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries) in violation of, or in amounts or in a manner that could reasonably be expected to give rise to liability under, any Environmental Law for Target, Target (USA) or any of the Restricted Subsidiaries;

(vi)	has generated, treated, stored, transported, or Released Hazardous Materials from the Mortgaged Properties (or from any facilities or other properties formerly owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries) in violation of, or in a manner or to a location that could give rise to liability under, any Environmental Law for Target, Target (USA) or any of the Restricted Subsidiaries;

(vii)	is aware of any facts, circumstances, conditions or occurrences in respect of any of the facilities and properties owned, leased or operated by Target, Target (USA) or any of the Restricted Subsidiaries that could reasonably be expected to (A) form the basis of any action, suit, claim or other judicial or administrative proceeding relating to liability under or noncompliance with Environmental Law on the part of Target, Target (USA) or any of the Restricted Subsidiaries or (B) materially interfere with or prevent continued compliance with Environmental Laws by Target, Target (USA) or the Restricted Subsidiaries; or

(viii)	has pursuant to any agreement by which it is bound or has assumed the Environmental Liability of any other Person.
Section 1.15 Labor Matters
Except as could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (a) there are no strikes, lockouts or slowdowns against the Target, Target (USA) or any Restricted Subsidiary pending or, to the knowledge of Target, Target (USA), threatened, (b) the hours worked by and payments made to employees of the Target, Target (USA) and the Restricted Subsidiaries have not been in violation, to the extent applicable, of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters, (c) all payments due from Target, Target (USA) or any Restricted Subsidiary, or for which any claim may be made against Target, Target (USA) or any Restricted Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of Target, Target (USA) or such Restricted Subsidiary consistent with applicable law in all material respects and (d) the consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Target, Target (USA) or any Restricted Subsidiary is bound.
Section 1.16 UK Pensions
Neither the UK Guarantor has ever participated in a UK defined benefit pension plan or been associated or connected with the employer in relation to a UK defined benefit pension plan.
Section 1.17 Intellectual Property
Each of Target, Target (USA) and each of the Restricted Subsidiaries owns, is licensed to use or possess the right to use, all trademarks, tradenames, copyrights, patents and other intellectual property reasonably necessary as currently conducted in its business, and the use thereof by Target, Target (USA) and the Restricted Subsidiaries does not infringe upon the rights of any other Person, except to the extent such failure to own, license or possess, or such conflicts, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 1.18 Permits
Except to the extent it would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Each Target Party has obtained and holds all Permits required in respect of all Real Property and for any other property otherwise operated by or on behalf of, or for the benefit of, such Person and for the operation of each of its businesses as presently conducted, (b) all such Permits are in full force and effect, and each Target Party has performed and observed all requirements of such Permits and (c) no event has occurred that allows or results in, or after notice or lapse of time would allow or result in, revocation or termination by the issuer thereof or in any other impairment of the rights of the holder of any such Permit.
Section 1.19 Insurance
Target and its Restricted Subsidiaries are insured by financially sound and reputable insurers and such insurance is in such amounts and covering such risks and liabilities as are in accordance with normal and prudent industry practice.

Section 1.20 Anti-Terrorism
None of Target or any of its Restricted Subsidiaries are in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), and the Patriot Act.
Section 1.21 Definitions
For purposes of this Schedule 3, except for the specific definitions noted below, capitalized terms used but not otherwise defined in this Schedule 3 shall have the meaning ascribed to them in the Existing Credit Agreement. For the purposes of this Schedule 3, the following terms shall be defined as follows:
“Acquisition” shall mean “Acquisition” as defined in the Credit Agreements.
“Acquisition Documentation” shall mean, collectively, the Scheme Documents and all schedules, exhibits, annexes and amendments thereto, and all side letters and agreements affecting the terms thereof or entered into in connection therewith; provided that, for clarity, the term Acquisition Documentation shall not include and shall exclude any and all agreements, documents, instruments and other items entered into in connection with any financing of the purchase price being paid by or on behalf of the Buyer in connection with the Acquisition.
“Buyer” shall mean SSI Investments III Limited, an Irish private limited company.
“Credit Agreements” shall mean “Credit Agreements” as defined in this Agreement.
“Existing Credit Agreement” shall mean that certain Credit Agreement, dated as of May 14, 2007, by and among SkillSoft PLC as Holdings, SkillSoft Corporation as Borrower, the Lenders party thereto and Credit Suisse as Administrative Agent and Collateral Agent, as the same shall have been amended, restated, supplemented or otherwise modified from time to time but as in effect on the date of this Agreement.
“Non-US Subsidiary” shall mean any Subsidiary that is not a US Subsidiary.
“Restricted Subsidiary” means a Subsidiary of Target.
“Scheme Document” shall mean “Scheme Document” as defined in the Credit Agreements.
“Target” shall mean SkillSoft PLC, an Irish public limited company.
“Target (USA)” shall mean SkillSoft Corporation, a Delaware corporation.
“Target Party” shall mean Target and Target (USA).
“US Subsidiary” shall mean each Subsidiary incorporated, formed or organized under the laws of the United States of America, any State thereof or the District of Columbia.

SIGNED
on behalf of SSI INVESTMENTS III LIMITED
by its authorised signatory
in the presence of:	/s/ Michael C. Ascione
Authorised Signatory (Signature)

Michael C. Ascione
/s/ Paul Egan	Print name
Witness (Signature)

Paul Egan
Print name

South Bank House, Barlow Street, Dublin 4
Print address

SIGNED
on behalf of SKILLSOFT PLC
by its authorised signatory
in the presence of:	/s/ Charles E. Moran
Authorised Signatory (Signature)

Charles E. Moran
/s/ Thomas J. McDonald	Print name
Witness (Signature)

Thomas J. McDonald
Print name

200 Beach Road, Unit #20, Tequesta, FL 33469
Print address